LOAN AND SECURITY AGREEMENT
                          ---------------------------

                            $15,000,000 Loan Facility

                                   provided by

                 CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

                                       to


                             EQUIVEST FINANCE, INC.

                          EASTERN RESORTS COMPANY, LLC

                            RESORT FUNDING, INC. and

                           EASTERN RESORTS CORPORATION


                              As of August 25, 1998

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                               TABLE OF CONTENTS
                               -----------------

       SECTION 1.    DEFINITION OF TERMS  ...................................  1
              1.1    Advance.  ..............................................  1
              1.2    Affiliate.  ............................................  1
              1.3    Agreement.  ............................................  2
              1.4    Applicable Declaration.  ...............................  2
              1.5    Applicable Jurisdiction.  ..............................  2
              1.6    Applicable Laws.  ......................................  2
              1.7    Applicable Mortgage.  ..................................  2
              1.8    Applicable Resort.  ....................................  2
              1.9    Applicable Timeshare Documents.  .......................  2
              1.10   Applicable Underlying Borrower.  .......................  2
              1.11   Applicable Underlying Guarantor.  ......................  2
              1.12   Applicable Underlying Loan.  ...........................  2

              1.13   Applicable Underlying Loan Collateral.  ................  3
              1.14   Applicable Underlying Loan Documents.  .................  3
              1.15   Architect.  ............................................  3
              1.16   Base Rate.  ............................................  3
              1.17   Borrower.  .............................................  3
              1.18   Business Day  ..........................................  3
              1.19   Closing Date.  .........................................  3
              1.20   Code.  .................................................  3
              1.21   Collateral.  ...........................................  4
              1.22   Commitment.  ...........................................  6
              1.23   Common Elements.  ......................................  6
              1.24   Common Furnishings.  ...................................  6
              1.25   Construction Contract.  ................................  6
              1.26   Construction Mortgage.  ................................  6
              1.27   Custodial Agreement.  ..................................  6
              1.28   Custodian.    ..........................................  6
              1.28A  Debbie Reynolds Resort  ................................  6
              1.30   Debbie Reynolds Resort Third Mortgage Loan  ............  7
              1.31   Debtor Relief Laws.  ...................................  7
              1.32   Default.  ..............................................  7
              1.33   Default Rate.  .........................................  7
              1.34   Eastern  ...............................................  7
              1.34A  Eastern, LLC.  .........................................  7
              1.35   Eligible Note Receivable.  .............................  7
              1.36   Encumbered Interval.  ..................................  9
              1.37   Encumbered Personal Property.  .........................  9
              1.38   Environmental Laws.  ...................................  9
              1.39   Equivest ...............................................  9
              1.40   Event of Default. ......................................  9
              1.41   Financed Improvements. .................................  9
              1.42   Financial Statements. .................................. 10
              1.43   GAAP. .................................................. 10
              1.44   General Contractor ..................................... 10
              1.45   Hazardous Materials .................................... 10
              1.46   Interest Rate .......................................... 10
              1.47   Interval. .............................................. 10
              1.48   Inventory Mortgage. .................................... 10
              1.48A  Irish Resorts .......................................... 10
              1.49   Land. .................................................. 11
              1.50   Lien. .................................................. 11
              1.51   Loan. .................................................. 11
              1.52   Loan Documents. ........................................ 11
              1.53   Lockbox Agent .......................................... 12
              1.54   Lockbox Agreement. ..................................... 12


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              1.55   Long Wharf Loan ........................................ 12
              1.56   Maturity Date .......................................... 12
              1.57   Minimum Net Worth Requirement. ......................... 13
              1.58   Minimum Quarterly Net Income Requirement ............... 13
              1.59   Mortgaged Real Property. ............................... 13
              1.60   Net Worth .............................................. 13
              1.61   Note. .................................................. 13
              1.62   Note Receivable. ....................................... 13
              1.63   Obligations. ........................................... 13
              1.64   Permitted Liens and Encumbrances ....................... 14
              1.65   Person. ................................................ 14
              1.66   Phase I Environmental Inspection. ...................... 14
              1.67   Plans. ................................................. 14
              1.68   Pledged Note Receivable. ............................... 14
              1.69   Prime Rate. ............................................ 15
              1.70   Qualified Borrower. .................................... 15
              1.71   Qualified Loan ......................................... 15
              1.72   Qualified Resort. ...................................... 15
              1.73   Release Fee ............................................ 15
              1.74   Resort Funding ......................................... 15
              1.75   Servicing Agent.  ...................................... 15
              1.76   Servicing Agreement. ................................... 16
              1.77   Survey. ................................................ 16
              1.79   Timeshare Construction Credit Facility ................. 16
              1.80   Timeshare Receivables Hypothecation Facility ........... 16
              1.81   Timeshare Receivables Purchase Facility. ............... 16
              1.82   Underlying Guaranty. ................................... 16
              1.83   Unit. .................................................. 17
              1.84   Warrants. .............................................. 17

       SECTION 2.    THE LOAN ............................................... 17
              2.1    Purposes. .............................................. 17
              2.2    Intentionally Omitted .................................. 17
              2.3    Single Advance. ........................................ 17
              2.4    Interest Rate. ......................................... 17
              2.5    Payments. .............................................. 18
              2.6    Prepayments. ........................................... 18
              2.7    Intentionally Omitted .................................. 18

       SECTION 3.    COLLATERAL ............................................. 18
              3.1    Grant of Security Interest. ............................ 18
              3.2    Security Interest in All Pledged Notes Receivable. ..... 19
              3.3    Financing Statements. .................................. 19
              3.4    Location of Collateral. ................................ 19
              3.5    Protection of Collateral; Reimbursement. ............... 19


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              3.6    Cross-Collateralization and Default. ................... 20

       SECTION 4.    CONDITIONS PRECEDENT TO CLOSING ........................ 20
              4.1    The Loan. .............................................. 20
              4.2    Applicable Underlying Loans. ........................... 23

       SECTION 5.    GENERAL REPRESENTATIONS AND WARRANTIES ................. 28
              5.1    Organization, Standing, Qualification .................. 29
              5.2    Authorization, Enforceability, Etc. .................... 29
              5.3    Intentionally Omitted .................................. 31
              5.4    Financial Statements and Business Condition ............ 31
              5.5    Taxes .................................................. 32
              5.6    Title to Properties; Prior Liens ....................... 32
              5.7    Subsidiaries, Affiliates, and Capital Structure ........ 32
              5.8    Litigation, Proceedings, Etc. .......................... 32
              5.9    Environmental Matters .................................. 33
              5.10   Full Disclosure ........................................ 33
              5.11   Use of Proceeds/Margin Stock ........................... 33
              5.12   No Defaults ............................................ 34
              5.13   Restrictions of Borrower ............................... 34
              5.14   Broker's Fees .......................................... 34
              5.15   Tax Identification/Social Security Numbers ............. 34
              5.16   Legal Compliance. ...................................... 34
              5.17   Continuation and Investigation.  ....................... 35
              5.18   Intentionally Omitted .................................. 35
              5.19   Management's Background ................................ 35
              5.20   Subsidiaries ........................................... 35
              5.21   Eastern Merger ......................................... 35
              5.22   Solvency ............................................... 36
              5.23   Year 2000. ............................................. 36

       SECTION 6.    COVENANTS .............................................. 36
              6.1    Affirmative Covenants .................................. 36
              6.2    Right of Lender to Inspect Property .................... 44
              6.3    Negative Covenants ..................................... 44

       SECTION 7.    EVENTS OF DEFAULT ...................................... 50
              7.1    The Loan. .............................................. 50
              7.2    Applicable Underlying Loans. ........................... 52

       SECTION 8.    REMEDIES ............................................... 54
              8.1    Remedies Upon Default .................................. 54
              8.2    Notice of Sale ......................................... 56
              8.3    Application of Collateral; Termination of Agreements ... 57
              8.4    Rights of Lender Regarding Collateral .................. 57

              8.5    Delegation of Duties and Rights ........................ 58
              8.6    Lender Not in Control .................................. 58
              8.7    Waivers ................................................ 58
              8.8    Cumulative Rights ...................................... 59
              8.9    Expenditures by Lender ................................. 59
              8.10   Diminution in Value of Collateral ...................... 59

       SECTION 9.     CERTAIN RIGHTS OF LENDER .............................. 59
              9.1    Protection of Collateral ............................... 59
              9.2    Performance by Lender .................................. 59
              9.3    No Liability of Lender ................................. 60
              9.4    Right to Defend Action Affecting Security .............. 61
              9.5    Expenses ............................................... 61
              9.6    Lender's Right of Set-Off  ............................. 61
              9.7    Right of Lender to Extend Time of Payment, Substitute,
                     Release Security, Etc  ................................. 62
              9.8    Assignment of Lender's Interest ........................ 62
              9.9    Notice to Purchaser .................................... 62
              9.10   Collection of the Notes ................................ 62
              9.11   Power of Attorney ...................................... 63
              9.12   Relief from Automatic Stay, Etc. ....................... 63
              9.13   Investigations and Inquiries ........................... 64
              9.14   Verification of Use. ................................... 64

       SECTION 10.   TERM OF AGREEMENT ...................................... 64

       SECTION 11.   MISCELLANEOUS .......................................... 67
              11.1   Notices ................................................ 67
              11.2   Survival ............................................... 68
              11.3   Governing Law .......................................... 69
              11.4   Consent to Jurisdiction, Etc. .......................... 69
              11.5   Limitation on Interest ................................. 70
              11.6   Invalid Provisions ..................................... 70
              11.7   Successors and Assigns ................................. 71
              11.8   Amendment .............................................. 71
              11.9   Counterparts; Effectiveness ............................ 71
              11.10  Lender Not a Fiduciary ................................. 71
              11.11  Release and Return of Notes Receivable ................. 71
              11.12  Accounting  Principles  ................................ 72
              11.13  Entire Agreement ....................................... 72
              11.14  Litigation  ............................................ 72
              11.15  Incorporation of Exhibits and Schedules ................ 73
              11.16  Consent to Advertising and Publicity of Applicable
                     Timeshare Documents .................................... 73
              11.17  Directly or Indirectly ................................. 73

              11.18  Captions ............................................... 73
              11.19  Gender ................................................. 73
              11.20  No Duty ................................................ 73
              11.21  Reimbursement for Taxes ................................ 73
              11.22  Submissions ............................................ 74
              11.23  Confidentiality. ....................................... 74
              11.24  Borrower Acknowledgment ................................ 74
              11.25  Loans to Eastern Resorts Company, LLC .................. 75
              11.26  Consent by Lender. ..................................... 75
              11.27  Final Agreement ........................................ 75

                                    LIST OF EXHIBITS
                                    ----------------


       EXHIBIT "A"          Custodial Agreement

       EXHIBIT "B"          Form of Lockbox Agreement

       EXHIBIT "C"          Permitted Liens and Encumbrances

       EXHIBIT "D"          List of Applicable Underlying Loans

       EXHIBIT "E"          Form of Servicing Agreement

       EXHIBIT "F"          Form of Warrant to Purchase Shares of
                            Common Stock of Equivest Finance, Inc.

       EXHIBIT "G"          Pending Litigation

       EXHIBIT "H"          Form of Pledge and Assignment of Note
                            Receivable and Applicable Mortgage

       EXHIBIT "I"          Registration Rights Agreement

       EXHIBIT "J"          Commitment

       EXHIBIT "K"          Intentionally Omitted

       EXHIBIT "L"          Existing Liens

       Schedule A           Schedule of Excluded Stock Issuances

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     THIS LOAN AND SECURITY AGREEMENT is made and entered into as of August 25, 1998, by and among RESORT FUNDING, INC., a Delaware corporation, EQUIVEST FINANCE, INC., a Florida corporation, EASTERN RESORTS COMPANY, LLC, a Rhode Island limited liability company, and EASTERN RESORTS CORPORATION, a Delaware corporation, jointly and severally (collectively, the "Borrower") and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("Lender").

       In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1.    DEFINITION OF TERMS
              -------------------

       The capitalized  terms used in this Agreement are defined in this Section
1. The definitions include the singular and plural forms of the terms defined.

       1.1 Advance. The proceeds of the Loan which shall be disbursed by Lender to Equivest in a single advance in accordance with the terms of this Agreement.

       1.2    Affiliate.

              (a) Any shareholder, officer, director, general partner, or member of any Borrower; and

              (b) Any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with any Borrower or for which any other Affiliate of any Borrower is an officer, director, shareholder, general partner, or member. For purposes of the definition of "Affiliate:" (i) shall be deemed to control a corporation if that Person, either alone or pursuant to an arrangement or understanding with one (1) or more other Persons, (A) owns, controls, or has the power to vote (including by proxy) greater than fifty percent (50%) of any class of voting securities of a corporation or that determines in any manner the election or appointment of a majority of the directors thereof; or (B) has the power or practical ability to exercise a controlling influence over the management or policies of such corporation, shall be presumed to be in control of said corporation; and (ii) a Person shall be deemed to be in control of a Person other than a corporation if he or it, either alone or pursuant to an arrangement or understanding with one
(1) or more other Persons, (A) owns, controls, or has the power to vote (including by proxy) greater than fifty percent (50%) of the equity or beneficial interest of such Person; or (B) has the power or practical ability to exercise a controlling influence over the management or policies of such Person.

       1.3 Agreement. This Loan and Security Agreement by and among Borrower and Lender (including the exhibits and schedules hereto), as it may be amended and/or restated from time to time.

       1.4 Applicable Declaration. With respect to an Applicable Resort, the declaration of condominium, declaration of covenants, conditions, and restrictions, master deed, or similar document, together with any amendments or restatements thereof, that establishes the underlying form of ownership of such Applicable Resort and is recorded in the appropriate public records of the Applicable Jurisdiction.

       1.5 Applicable Jurisdiction. With respect to an Applicable Resort, the state, county, municipality, and/or other governmental jurisdiction in which such Applicable Resort is located.

       1.6 Applicable Laws. With respect to an Applicable Resort, any and all federal, state, and local statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type to which any Borrower, such Applicable Resort or any portion thereof, or all or any portion of the Collateral or any Applicable Underlying Loan Collateral is or becomes subject from time to time.

        1.7  Applicable  Mortgage.  An  Inventory  Mortgage  or  a  Construction
Mortgage.

       1.8 Applicable Resort. As to any Borrower, a Qualified Resort in connection with which such Borrower has made a Qualified Loan to a Qualified Borrower.

       1.9 Applicable Timeshare Documents. All Applicable Declarations and other documents and instruments relating to an Applicable Resort and/or the Units, Common Elements, Common Furnishings, and Intervals thereat, including but not limited to the marketing, sale, and financing of such Intervals. Each Applicable Timeshare Document shall be in form and content acceptable to Lender, in its sole discretion. Lender shall have received and approved true, correct, and complete copies of all Applicable Timeshare Documents as a condition precedent to any Advances hereunder in respect of the Applicable Resort to which such Applicable Timeshare Documents pertain.

       1.10 Applicable Underlying Borrower. As to any Borrower, a Qualified Borrower that is the maker of a Pledged Note Receivable naming such Borrower as payee.

       1.11 Applicable Underlying Guarantor. As to any Borrower, any Person that has executed and delivered an Underlying Guaranty in favor of such Borrower in connection with an Applicable Underlying Loan.

       1.12 Applicable Underlying Loan. A Qualified Loan which Lender has agreed to accept as collateral hereunder, as specifically set forth on Exhibit "D" attached hereto and incorporated herein by this reference.

        1.13 Applicable Underlying Loan Collateral. As to any Borrower, any and all collateral granted to such Borrower to secure the payment by an Applicable Underlying Borrower of all principal, interest, and other amounts owed to such Borrower by such Applicable Underlying Borrower in connection with an Applicable Underlying Loan.

       1.14 Applicable Underlying Loan Documents. All documents and instruments that evidence or secure an Applicable Underlying Loan by such Borrower, including but not limited to any Notes Receivable, Underlying Guarantees, and Applicable Mortgages executed and delivered to such Borrower in connection therewith. The form and content of each Applicable Underlying Loan Document shall be satisfactory to Lender, in its sole and absolute discretion. Such Borrower agrees not to amend, restate, or otherwise modify any Applicable Underlying Documents in a material manner without Lender's prior written consent, which consent may be granted or withheld, in Lender's sole and absolute discretion. Copies of any such amended, restated, or otherwise modified Applicable Underlying Loan Document, as so approved by Lender, shall be provided to Lender promptly following the effective date thereof.

       1.15 Architect. A licensed architect in an Applicable Jurisdiction approved by the applicable Borrower.

       1.16 Base Rate. On any given date, a fluctuating rate of interest equal to the interest rate per annum offered for one (1) month deposits in U.S. dollars in the London interbank market that appears on Telerate Page 3750 or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate (collectively, "Telerate Page 3750") as of 9:00 a.m. New York time on the date in question (the "Libor Rate"); provided, however, that in the event that (i) more than one (1) such Libor Rate is published, then the average of such rates shall apply; or (ii) no such Libor Rate is published, then the Libor Rate shall be determined from such comparable financial reporting company as Lender, in its sole discretion, shall select.

       1.17 Borrower. Resort Funding, Inc., a Delaware corporation, Equivest Finance, Inc., a Florida corporation, Eastern Resorts Company, LLC, a Rhode Island limited liability company, and Eastern Resorts Corporation, a Delaware corporation, formerly known as ERC Acquisition Corp., jointly and severally, together with their respective successors and assigns.

       1.18 Business Day. Each day that is not a Saturday, Sunday, or a legal holiday under the laws of the State of New York or the United States.

       1.19 Closing Date.  The date of this Agreement.

       1.20 Code. The version of the Uniform Commercial Code in effect from time to time in an Applicable Jurisdiction, as amended from time to time.

       1.21 Collateral. Collectively, all now-owned or hereafter acquired right, title and interest of each Borrower in and to:

              (a) the Pledged Notes Receivable, together with all accounts, chattel paper, and general intangibles related thereto and the cash and non-cash proceeds thereof;

              (b) all Applicable Underlying Loan Collateral for any and all of the Pledged Notes Receivable;

              (c) all now owned or hereafter acquired right, title, and interest of any Borrower in and to any and all of the collateral for the Timeshare Receivables Purchase Facility, the Timeshare Construction Credit Facility, the Timeshare Receivables Hypothecation Facility, the Long Wharf Loan and any other timeshare-related loan or credit facility between Lender and Borrower or an Affiliate of Borrower;

              (d) all assets of Eastern which are unencumbered as of the date of the Commitment or the Closing Date or which become free of encumbrances prior to repayment in full of the Obligations;

              (e)  all of the  outstanding  capital  stock  of  Eastern;

              (f) all of the outstanding  membership interests of Eastern,  LLC;
and

              (g) all assets of Eastern, LLC which are unencumbered as of the date of the Commitment or the Closing Date or which become free of encumbrances prior to repayment in full of the Obligations.

       The Collateral shall include all right, title and interest of each Borrower in and to, but not be limited to, the following (to the extent applicable):

                     (i)    The Applicable Mortgages;

                     (ii) All Encumbered Personal Property, together with the cash and non-cash proceeds thereof, with appropriate non-disturbance language relating to common area furniture, furnishings, equipment, and fixtures;

                     (iii) Any and all leases, subleases, licenses, concessions, entry fees, and other agreements that grant a possessory interest in and to, or the right to use, any Mortgaged Real Property, Encumbered Intervals, Encumbered Personal Property, or any portion thereof (collectively, the "Resort Leases");

                     (iv) All of the rents, revenues, income, proceeds, royalties, profits, and other amounts payable for using, leasing, licensing, possessing, operating from or in, or otherwise enjoying all or any portion of any Mortgaged Real Property, Encumbered Personal Property, or Encumbered Intervals, including, without limitation, damages received upon the occurrence of a default under any of the Resort Leases and all proceeds payable under any policy of insurance covering loss of rents with respect thereto (collectively, the "Resort Income");

                     (v) All other agreements to which any Applicable Underlying Borrower is or becomes a party or holds any interest and which in any way relate to the use, occupancy, maintenance, or enjoyment of any Mortgaged Real Property, Encumbered Personal Property, or Encumbered Intervals, including but not limited to utility contracts, maintenance agreements, management agreements, service contracts, and any agreement guaranteeing the performance of the obligations contained in any of the foregoing agreements;

                     (vi) The Plans, all agreements for the furnishing of architectural, engineering, and/or design services, and all construction contracts and other agreements for the furnishing of labor and/or materials in connection with the development and construction of the Financed Improvements;

                     (vii) Any and all easements, contracts, leasehold interests (whether as lessor or lessee), permits, licenses, and approvals in respect of all or any portion of an Applicable Resort;

                     (viii) All inventory, supplies, accounts, chattel paper, and general intangibles owned or hereafter acquired by any Borrower or any Underlying Borrower, used or useful in connection with, and placed or to be placed on or under any of the Mortgaged Real Property, including but not limited to the Units contained therein, and the Encumbered Intervals, together with the cash and non-cash proceeds thereof;

                     (ix) All documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable and the other Collateral, including the cash and non-cash proceeds thereof;

                     (x) All books, records, reports, computer tapes, computer disks, and software relating to all or any portion of the Collateral;

                     (xi) All employment, non-competition or other agreements between any Borrower and senior management of such Borrower; and

                     (xii) Extensions, additions, improvements, betterments, renewals, substitutions, and replacements of, for, or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents, and profits thereof and any replacements, additions, or accessions thereto or substitutions thereof, and all rights in or under insurance policies and to the proceeds of any insurance policies covering any of the other Collateral, all rights to unearned or refunded insurance premiums, and the proceeds of any condemnation awards or any claims regarding any of the other Collateral.

       1.22 Commitment. The commitment letter relating to the $15,000,000 Bridge Loan issued by Lender to Borrower, dated July 17, 1998, and accepted by Borrower on July 17, 1998, attached hereto as Exhibit "J" and incorporated herein by this reference; to the extent there is a conflict between the terms of the Commitment and the terms of this Agreement, this Agreement shall govern.

       1.23 Common Elements. The common areas and facilities as shown on the Plans for each Applicable Resort, as defined or provided for in the Applicable Declaration or other Applicable Timeshare Documents, including, without limitation, the Land and all improvements thereto except for the Units that have been dedicated to the condominium or comparable form of ownership, as well as any limited common elements, as those terms are defined and used in the Applicable Declaration.

       1.24  Common   Furnishings.   All   furniture,   furnishings,   fixtures,
appliances, carpeting, and equipment located in a Unit or elsewhere within an Applicable Resort.

       1.25 Construction Contract. The construction contract by and between an Applicable Underlying Borrower and the General Contractor for a Qualified Resort.

       1.26 Construction Mortgage. A mortgage or deed of trust that creates a valid and enforceable first priority Lien against the Mortgaged Real Property identified therein (which Mortgaged Real Property shall be situated within an Applicable Resort) and secures in part the payment of all principal, interest, and other amounts owed by an Applicable Underlying Borrower to any Borrower, pursuant to a Pledged Note Receivable and all related Applicable Underlying Loan Documents.

       1.27 Custodial Agreement. Collectively, that certain Custodial Agreement and/or intercreditor or collateral agreement and among Lender, the applicable Borrower and the participation lenders for each Applicable Underlying Loan as set forth on Exhibit "D" attached hereto and incorporated herein by this reference to the extent of each such lender's participation interest, and Custodian, a copy of which is attached as Exhibit "A" hereto and incorporated herein by this reference, pursuant to which Custodian will maintain custody of all original Applicable Underlying Loan Documents and take certain actions in connection therewith pursuant to the terms agreed to by and among Lender and the applicable participation lenders for each Applicable Underlying Loan.

       1.28 Custodian. U.S. Bank Trust National Association or such other Person as Lender, and the other participation lenders for each Applicable Underlying Loan, in their reasonable discretion, engage from time to time, at Borrower's sole cost and expense, to maintain custody of all original Applicable Underlying Loan Documents and take certain actions in connection therewith.

       1.28A Debbie Reynolds Resort. The Debbie Reynolds Resort located in Las Vegas, Nevada.

       1.29 Debbie Reynolds Resort First Mortgage Loan. A loan dated March 7, 1994 made by Bennett Management and Development Company to Debbie Reynolds Hotel & Casino, Inc. and Hamlett Production, Ltd. in the original principal amount of $2,500,000 which loan is secured by a first priority Mortgage and Security Agreement on the Debbie Reynolds Resort located in Las Vegas, Nevada.

       1.30 Debbie Reynolds Resort Third Mortgage Loan. A loan dated July 27, 1995, made by Bennett Funding International, Ltd., d/b/a Resort Funding, Inc. to Debbie Reynolds Hotel & Casino, Inc. in the original principal amount of $2,865,000 which loan is secured by a third priority Mortgage and Security Agreement on the Debbie Reynolds Resort located in Las Vegas, Nevada. The Debbie Reynolds Resort First Mortgage Loan and the Debbie Reynolds Third Mortgage Loan are collectively referred to as the "Debbie Reynolds Resort Loans."

       1.31 Debtor Relief Laws. Any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law, proceeding, or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

       1.32 Default. An event or condition, the occurrence of which immediately is or, with the lapse of time or the giving or notice or both, would become, an Event of Default hereunder.

       1.33 Default Rate. The Interest Rate plus four percent (4%) per annum; provided, however, that the Default Rate shall in no event exceed the highest interest rate permitted to be charged under any applicable usury laws.

       1.34 Eastern. Eastern Resorts Corporation, a Delaware corporation, which is a borrower hereunder.

       1.34A Eastern, LLC. Eastern Resorts Company, LLC, a Rhode Island limited liability company, which is a borrower hereunder.

       1.35 Eligible Note Receivable. With respect to any Borrower, a Pledged Note Receivable that satisfies each of the following criteria:

              (a)  The  Applicable   Underlying   Loan  that  it  evidences  was
originated by such Borrower in the ordinary course of its business;

              (b) Advances by such Borrower under such Note Receivable have been previously used by the Applicable Underlying Borrower solely for purposes of acquiring, developing, constructing, improving, or providing working capital in connection with, a

Qualified Resort, and no further Advances required by Borrower under such Note Receivable;

              (c) The Applicable Underlying Loan Documents have been approved in writing by Lender;

              (d) Such Borrower is the sole payee (subject to the rights of participation lenders in certain Applicable Underlying Loans as set forth on Exhibit "D" hereto);

              (e) It is secured by an Inventory Mortgage and/or a Construction Mortgage;

              (f) Principal and interest payments on it are payable to such Borrower in legal tender of the United States;

              (g) It provides for the payment to such Borrower of interest at the minimum floating rate of (i) the Libor Rate plus 3.5% per annum; or (ii) the Prime Rate plus 1.0% per annum, in each case redetermined no less frequently than quarterly;

              (h) Neither the Applicable Underlying Borrower nor the Applicable Underlying Guarantor, if any, is an Affiliate of Borrower;

              (i) The Applicable Underlying Loan Documents provide for accelerated partial releases from the Lien of the Applicable Mortgage that are no less than one hundred ten percent (110%) of the Applicable Underlying Borrower's cost basis in the Unit or Interval being released;

              (j) It requires such minimum amortization of principal as Lender, has approved;

              (k) No monthly installment or other amount due with respect to the Note Receivable (except for the Debbie Reynolds Resort Loans) is more than thirty (30) days' contractually past due at the time of its pledge to Lender hereunder, and no such monthly installment becomes more than sixty (60) days' contractually past due thereafter;

              (l) Neither the Applicable Underlying Borrower nor the Applicable Underlying Guarantor, if any, has any claim against Borrower or any Affiliate thereof, and no defense, set-off, or counterclaim exists with respect to the Note Receivable at the time of any Advance in respect thereof;

              (m) The original of the Note Receivable and all related documents and instruments, the terms of each of which shall comply fully with all Applicable Laws, have been endorsed in the manner prescribed by Lender and delivered to the Custodian as provided for in this Agreement and in the Custodial Agreement; and

              (n) The Financed Improvements at the Qualified Resort are fully completed as evidenced by appropriate certificate(s) of occupancy or use.

       1.36 Encumbered Interval. Any Interval that is encumbered by the Lien of an Inventory Mortgage, whether or not the applicable mortgagee has executed a non-disturbance or subordination agreement in connection therewith.

       1.37 Encumbered Personal Property. All furniture, furnishings, fixtures, appliances, equipment, inventory, supplies, accounts, chattel paper, and general intangibles at any time located at, arising out of the use of, and/or used or useful in connection with the management or operation of any Mortgaged Real Property or Encumbered Interval, whether now owned or hereafter acquired by Borrower or an Applicable Underlying Borrower, together with all improvements and accessions thereto and replacements thereof and the cash and non-cash proceeds thereof, a Lien against which constitutes Applicable Underlying Loan Collateral for a Pledged Note Receivable.

       1.38 Environmental Laws. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, and any and all comparable statutes or ordinances enacted in an Applicable Jurisdiction, as all of the foregoing laws may be amended from time to time, and any rules or regulations promulgated pursuant to the foregoing; together with any similar local, state or federal statutes, ordinances, rules, or regulations, either in existence as of the date hereof or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal, and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances that are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability, or other tortious conduct, or any other federal, state, or local statute, ordinance, regulation, rule, policy, or determination pertaining to health, hygiene, the environment, or environmental conditions.

       1.39 Equivest. Equivest Finance, Inc., a Florida corporation, which is a Borrower hereunder.

       1.40   Event of Default.  Defined in Section 7 of this Agreement.

       1.41  Financed  Improvements.  All  Units,  Common  Elements,  and  other
buildings,  structures,   recreational  facilities,  and  appurtenances  thereto
located  on any  Mortgaged

Real Property which are fully complete and were constructed with the proceeds of advances by the applicable Borrower with respect to an Applicable Underlying Loan.

       1.42 Financial Statements. The tax returns, balance sheets, and statements of income and expense of any Borrower and the related notes and schedules delivered by Borrower prior to the Closing Date; and the quarterly and annual financial statements and reports required to be provided to Lender pursuant to Section 6.1(g) hereof.

       1.43 GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable under the circumstances as of the date in question.

       1.44 General Contractor. A licensed general contractor in an Applicable Jurisdiction approved by any Borrower.

       1.45 Hazardous Materials. "Hazardous substances," "hazardous waste," "hazardous constituents," "toxic substances," or "solid waste," as defined in the Environmental Laws, and any other contaminant or any material, waste, or substance that is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

       1.46 Interest Rate. The Base Rate plus 3.00% per annum. The Interest Rate charged for each one (1) month period during the term of the Loan shall be fixed based upon the Base Rate published or otherwise determined prior to and in effect as of the third (3rd) Business Day following the tenth (10th) day of each calendar month. The Interest Rate shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

       1.47 Interval. An undivided fee simple timeshare interest in a particular Unit or in an entire Applicable Resort as a whole, as a tenant in common with other owners of undivided interests in such Unit or Applicable Resort, or a lease, license, or other form of "right-to-use" timeshare interest, together with all rights, benefits, privileges, and interests appurtenant thereto, including but not limited to the right to use and occupy a Unit within the Applicable Resort and the Common Elements and Common Furnishings appurtenant to such Unit and/or the Applicable Resort during a reserved or assigned use period, all as more specifically described in the Applicable Declaration.

       1.48 Inventory Mortgage. A mortgage or deed of trust that creates a valid and enforceable first priority (except in the case of the Debbie Reynolds Resort Loans) Lien against the Encumbered Intervals identified therein (which Encumbered Intervals relate to an Applicable Resort) and secures in part the payment of all principal, interest, and other amounts owed by an Applicable Underlying Borrower to a Borrower, pursuant to a Pledged Note Receivable and all related Applicable Underlying Loan Documents.

       1.48A  Irish Resorts.  Killarney Country Club and Old Killarney Village.

       1.49 Land. The real property upon which any of the Financed Improvements or other portions of an Applicable Resort are situated.

       1.50 Lien. Any mortgage, security interest, or other interest in property securing an obligation owed to, or valid claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on common law, statute, or contract.

       1.51 Loan. The loan facility in the maximum principal amount of $15,000,000 as described in this Agreement and evidenced and secured by the Loan Documents.

       1.52  Loan   Documents.   Collectively,   the  following   documents  and
instruments,   as  each  may  be  amended,  renewed,   extended,   restated,  or
supplemented from time to time:

              (a)    This Agreement;

              (b)    The Note;

              (c) Pledges and Assignments of Notes Receivable and Applicable Mortgages (in the form of Exhibit "H," attached hereto and incorporated herein by this reference) and all documents related to the Pledges and Assignments of Notes Receivable and Applicable Mortgages;


              (d)    Assignments of the Underlying Guarantees;

              (f)    The Custodial Agreement;

              (g)    The Lockbox Agreement;

              (h) The Warrant to Purchase Shares of Common Stock of Equivest Finance, Inc.;

              (i) The Amended and Restated Warrant to Purchase Shares of Common Stock of Equivest Finance, Inc.;

              (j)  The Registration Rights Agreement;

              (k) The Registration Rights Agreement (for the Amended and Restated Warrant to Purchase Shares of Common Stock of Equivest Finance, Inc.)

              (l) UCC-1 financing statements covering the Collateral, to be recorded in the appropriate public records of each Applicable Jurisdiction and filed in the office of the Secretary of State of each Applicable Jurisdiction in which any of the Collateral is located;

              (m) Security Agreement and Collateral Assignment for Debbie Reynolds Resort First Mortgage Loan and Debbie Reynolds Resort Third Mortgage Loan;

              (n) Pledge Agreement of all stock of Eastern in favor of Lender;

              (o) Security Agreement for all assets of Eastern and Eastern, LLC in favor of Lender;

              (p) Pledge and Security Agreement of all Membership interests of Eastern, LLC in favor of Lender;

              (q)    Contribution Agreement; and

              (r) All such other assignments, agreements, documents, instru ments, certificates, and materials as Lender may require in order to evidence or secure the Obligations, to evidence and perfect the rights, Liens, and security interests of Lender contemplated by the Loan Documents, and otherwise to effectuate the transactions contemplated hereby.

       1.53 Lockbox Agent. M&T Consolidated Trust [?] or such other Person as Lender may decide to engage, in its sole discretion, at Borrower's sole cost and expense, to receive, deposit, and disburse all amounts paid by or on behalf of each Applicable Underlying Borrower in accordance with the terms, provisions, and conditions hereof, of the Lockbox Agreement, and of the Applicable Underlying Loan Documents.

       1.54 Lockbox Agreement. That certain agreement by and among Lender, Borrower, and Lockbox Agent in substantially the form of Exhibit "B," attached hereto and incorporated herein by this reference, pursuant to which Lockbox Agent may be engaged, at Borrower's sole cost and expense, to receive, deposit, and disburse all amounts paid by or on behalf of each Applicable Underlying Borrower and each Applicable Underlying Guarantor in accordance with the terms, provisions, and conditions hereof, of the Lockbox Agreement, and of the Applicable Underlying Loan Documents.

       1.55 Long Wharf Loan. The $6,000,000 mortgage and $5,500,000 receivables loan made by Lender to Eastern Resorts LLC, a Rhode Island limited liability company, as of the date hereof as evidenced in part by that certain Loan and Security Agreement of even date herewith with respect to the Long Wharf Timeshare Resort located in Newport, Rhode Island.

       1.56 Maturity Date. The Loan shall mature and be payable in full on the earlier to occur of (i) the closing of a registered public offering of common stock of Equivest or an Affiliate of any Borrower; or (ii) December 11, 1998.

       1.57 Minimum Net Worth Requirement. Equivest's minimum consolidated Tangible Net Worth of not less than $20,000,000, and Equivest's minimum Net Worth of not less than $35,000,000.

       1.58 Minimum Quarterly Net Income Requirement. The pre-tax quarterly consolidated net income of Equivest, determined in accordance with GAAP, consistently applied, (without taking into consideration any amounts paid or payable to any Borrower from any Affiliate of such Borrower), of not less than $2,500,000 for the three (3) month period from September 1, 1998, through November 30, 1998 and for each subsequent three (3) month period thereafter during the term of the Loan.

       1.59 Mortgaged Real Property. All of each Borrower's right, title, and interest in and to any Land, Unit, Common Element, Interval, and other real property of any and every type, together with all easements and other appurtenances thereto, that is encumbered by the Lien of a Construction Mortgage or an Inventory Mortgage and located within an Applicable Resort.

       1.60 Net Worth. With respect to any Borrower, the excess of total assets of such Borrower, on a consolidated basis, as determined in accordance with GAAP less all assets of Borrower which reflect obligations or amounts due or payable to any Borrower from any Affiliate of Borrower, over total liabilities of such Borrower without taking into account any payables or receivables due among Borrowers or any Affiliates of Borrowers as determined in accordance with GAAP.

       1.61 Note. That certain Promissory Note that evidences the Loan, dated as of the Closing Date, made and executed by Borrower to the order of Lender and delivered to Lender concurrently with Borrower's execution of this Agreement.

       1.62 Note Receivable. With respect to any Borrower, a promissory note that is now or hereafter made and executed by an Applicable Underlying Borrower to the order of such Borrower, evidences an Applicable Underlying Loan, and is secured in part by an Inventory Mortgage and/or a Construction Mortgage.

       1.63 Obligations. All present and future indebtedness, liabilities, obligations, and responsibilities, both financial and otherwise, to which Borrower is subject under any of the Loan Documents, whether direct or indirect, absolute or contingent, including but not limited to all amounts due or becoming due to Lender in respect of the Loan or any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance premiums, loan charges, custodial fees, attorneys' and paralegals' fees and expenses and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender, pursuant to any of the Loan Documents or in connection with

Lender's enforcement of the prompt and complete payment and performance by Borrower of all indebtedness, liabilities, obligations, and responsibilities owed by Borrower, pursuant to this Agreement, any of the other Loan Documents, or otherwise.

       1.64 Permitted Liens and Encumbrances. Those liens and encumbrances affecting all or a portion of the Collateral or any Applicable Underlying Loan Collateral to which Lender consents in writing, as set forth on Exhibit "C" attached hereto and incorporated herein by this reference, as amended or restated from time to time, including without limitation, (i) the Liens more particularly described in Section 6.3(l) hereof, (ii) real estate tax liens and the second priority mortgage encumbering the Debbie Reynolds Resort in Las Vegas, Nevada, and (iii) the holders of participation interests in certain Pledged Notes Receivable as set forth on Exhibit "D" attached hereto.
       1.65 Person. A natural person, corporation, partnership, limited liability company, joint venture, association, estate, trust, government, governmental subdivision or agency, other legal entity, or any combination thereof.

       1.66 Phase I Environmental Inspection. A Phase I environmental assessment of an Applicable Resort, excluding the Debbie Reynolds Resort Loans and the Irish Resorts, including, without limitation, the relevant Land and all improvements thereto. In the event that any Phase I Environmental Assessment of an Applicable Resort is unacceptable to Lender for any reason or is not available, Borrower shall provide Lender with at least two (2) copies of a written report covering such Applicable Resort, prepared by one (1) or more appropriate licensed professionals acceptable to Lender, which confirm(s):

              (a) The absence of any Hazardous Materials of any kind or nature at the Applicable Resort, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the Applicable Jurisdiction; and

              (b) That the applicable engineering firm has obtained, reviewed, and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities, and such other information as Lender may reasonably require, all of which information shall confirm that there is no known or suspected hazardous or toxic waste located at the Applicable Resort or in such proximity thereto as to create a material risk of contamination of all or any portion of the Collateral or any Applicable Underlying Loan Collateral.

       1.67 Plans. Except for the Debbie Reynolds Resort, Plans for the development and construction of any Financed Improvements, together with all specifications and drawings in respect thereof and all modifications, amendments, additions, and supplements thereto. Said Plans, which shall be prepared by an Architect, shall indicate the location of the Financed Improvements, the configuration and dimensions of the Applicable Resort, the means of access thereto, street lines, easements, the Common Elements, and other relevant details.

       1.68 Pledged Note Receivable. A Note Receivable that has been and remains pledged to Lender by any Borrower, pursuant to this Agreement or any of the other Loan Documents.

       1.69 Prime Rate. The prime or reference rate of interest as announced or published from time to time by Chase Manhattan Bank, N.A. If such bank shall, for any period, cease to announce or publish its prime or reference rate, then Lender shall, during such period, determine the Prime Rate based upon the prime rates announced or published by such other bank as is reasonably acceptable to Borrower.

       1.70 Qualified Borrower. The developer of an interval ownership, condominium, timeshare, or vacation ownership project, the creditworthiness for an acquisition, development, and/or construction loan and other qualifications of which have been approved by Lender. A listing of each Qualified Borrower which is the borrower under an Applicable Underlying Loan is set forth on Exhibit "D" attached hereto and incorporated herein by this reference. No Person shall be deemed a Qualified Borrower hereunder unless and until Lender has so designated such Person in writing.

       1.71 Qualified Loan. An acquisition, development, construction, inventory, or working capital loan made by any Borrower to a Qualified Borrower in connection with a Qualified Resort and approved by Lender, each of which loans are specifically listed on Exhibit "D" attached hereto and incorporated herein by this reference.

       1.72 Qualified Resort. An interval ownership, condominium, timeshare project, and/or vacation ownership project each of which such resorts are listed on Exhibit "D" attached hereto and incorporated herein by this reference, consisting of, among other things, certain Land, Units, Common Elements, and Intervals, whether now existing or hereafter added, in one (1) or more buildings or phases, and all related Common Furnishings, easements, licenses, rights, interests, and other appurtenances, as more fully described in the Applicable Declaration and the other Applicable Timeshare Documents, as the same may be amended from time to time.

       1.73 Release Fee. Any fee or amount required to be paid by an Applicable Underlying Borrower to any Borrower in consideration for the release of all or a portion of any Applicable Underlying Loan Collateral from the Lien of a Construction Mortgage or an Inventory Mortgage or any other Lien in favor such of Borrower. For purposes of this Agreement, the term "Release Fee" shall include any other payments, however denominated, required to be made by an Applicable Underlying Borrower to any Borrower upon the sale of an Interval at an Applicable Resort, pursuant to the Applicable Underlying Loan Documents.

       1.74 Resort Funding. Resort Funding, Inc., a Delaware corporation, which is a Borrower hereunder.

       1.75 Servicing Agent. Lender may engage, at its sole cost and expense, a Person to monitor the Collateral and the Borrower and to perform certain other duties on behalf of Lender in connection with the Loan which Person shall be the "Servicing Agent." If engaged, Servicing Agent shall service each Applicable Underlying Loan, which shall include but not be limited to the collection of Release Fees and all other amounts owed Borrower by the Applicable Underlying Borrower, pursuant to the Applicable Underlying Loan Documents, subject to the terms, provisions, and conditions of Section 2 hereof and of the Servicing Agreement and the Lockbox Agreement.

       1.76 Servicing Agreement. An agreement by and among Lender, Borrower, and Servicing Agent (if different from Borrower) in substantially the form of Exhibit "E," attached hereto and incorporated herein by this reference, that provides for the servicing of each Applicable Underlying Loan.

       1.77 Survey.  An as-built  survey of an  Applicable  Resort as defined in
Section 4.2(d)(iv) of this Agreement.

       1.78 Tangible Net Worth. The excess total assets of Equivest, on a consolidated basis, as determined in accordance with GAAP less all assets of Equivest which would be classified as non-identifiable intangible assets under GAAP, including, without limitation, good will, and (ii) all assets of Equivest (on a consolidated basis) which reflect obligations or amounts due or payable to any Borrower from any Affiliate of Borrower, over total liabilities of Equivest (on a consolidated basis), as determined in accordance with GAAP.

       1.79 Timeshare Construction Credit Facility. The $30,000,000 timeshare construction credit facility as evidenced in part by that certain Loan and Security Agreement, dated as of November 14, 1997, by and among Resort Funding, Equivest and Lender.

       1.80  Timeshare  Receivables   Hypothecation  Facility.  The  $75,000,000
timeshare receivables hypothecation facility as evidenced in part by that certain Loan and Security Agreement, dated as of February 11, 1998, by and among Resort Funding, Equivest and Lender.

       1.81 Timeshare Receivables Purchase Facility. The $75,000,000 timeshare receivables credit facility as evidenced in part by that certain Assignment, Release and Custodial Agreement dated on or about November 13, 1997, by and among Lender, Resort Funding, BFICP Corporation, ING (U.S.) Capital Corporation, ING (U.S.) Capital Markets, Inc., Holland Limited Securitization, Inc., First Trust of New York, N.A., and Concord Servicing Corporation, together with any and all related contemporaneous or subsequent transactions involving Lender and Equivest, among other parties.

       1.82 Underlying Guaranty. A document or instrument executed by an Applicable Underlying Guarantor and delivered to the applicable Borrower, pursuant to which one (1) or more Persons guarantees the absolute and unconditional payment and performance of the Applicable Underlying Loan and all amounts secured by or under the Applicable Underlying Loan Documents. The term "Underlying Guaranty" shall further include any document or instrument executed by an Applicable Underlying Guarantor and delivered to such Borrower, pursuant to which the completion of construction of certain Improvements in accordance with the relevant Plans and all Applicable Laws is guaranteed.

       1.83 Unit. An apartment, condominium unit, or other structure that is affixed to real property and designed and available, pursuant to applicable law, for use and occupancy as a vacation residence by one (1) or more individuals, together with all related Common Elements, Common Furnishings, easements, and other appurtenances thereto.

       1.84 Warrants. The warrants in Equivest issued by Equivest to Lender concurrent with Borrower's acceptance of the Commitment, pursuant to that certain Warrant to Purchase Shares of Common Stock of Equivest Finance, Inc., in the form of Exhibit "F," attached hereto and incorporated herein by this reference.

SECTION 2.    THE LOAN

       Lender hereby agrees to make the Loan in accordance with all of the terms, provisions, and conditions hereof and of the other Loan Documents.

       2.1 Purposes. The proceeds of the Loan shall be used exclusively to acquire 100% of the outstanding capital stock and interests of Eastern Resorts Corporation, a Rhode Island corporation, in a transaction in which a wholly-owned subsidiary of Equivest will merge with Eastern Resorts Corporation (R.I.) for consideration consisting of $15,000,000 in cash and 3,200,000 shares of Equivest common stock (the "Transaction"). Borrower represents and warrants to its best knowledge that the Transaction is scheduled to close no later than September 30, 1998.

       2.2    Intentionally Omitted.

       2.3 Single Advance. The original principal amount of the Loan shall be up to a maximum of $15,000,000 which will be advanced as a single Advance as of the Closing Date. Lender shall have no obligation to make any other advances, readvances or further loans hereunder to Borrower other than the Advance detailed in the preceding sentence.

       2.4 Interest Rate. The aggregate principal amount of the Loan that are outstanding from time to time shall bear interest at a rate equal to the Interest Rate. The average monthly outstanding principal balance of the Loan shall bear interest in arrears as of Lender's wiring of funds through its actual receipt of repayment of the Loan (if received by Lender later than 12 noon, New York City time, then interest accrual shall be through the next Business Day following such receipt). Immediately upon the occurrence of an Event of Default, any and all principal and other amounts owed Lender hereunder or pursuant to the Note or any of the other Loan Documents may, in Lender's sole discretion, bear interest at the Default Rate.

       2.5 Payments. Borrower agrees punctually to pay or cause to be paid to Lender, via wire transfer, all principal and interest due under the Note or otherwise in respect of the Loan:

              (a) Monthly. Borrower shall pay, in arrears, on or before the eleventh (11th) day of each calendar month (each such day is hereinafter referred to as a "Payment Date"), commencing on September 11, 1998, the total amount of all cash funds received by Borrower since the immediately preceding Payment Date arising out of the Applicable Underlying Loans (net of amounts owed by Borrower to one or more participation lenders for each Applicable Underlying Loan as set forth on Exhibit "D" hereto) including, but not limited to, all of the cash flow funds consisting of principal (including Release Fees) and interest payments, sales proceeds or refinancing proceeds. Such payments shall be applied first to reimbursable costs, second to interest, as calculated at the Interest Rate, that has accrued on the outstanding principal balance of the Note during the period of time commencing on the eleventh (11th) day of the immediately preceding calendar month and terminating on the tenth (10th) day of the subject calendar month (the "Accrual Period"), and third to unpaid principal balance of the Loan. If the eleventh (11th) day of a particular calendar month is not a Business Day, then such month's Payment Date shall be the immediately succeeding Business Day. Borrower shall further pay Lender such additional amounts hereunder as are set forth in the Loan Documents, at the times and in the manner specified herein. In Lender's sole discretion, immediately upon notice to each Borrower by Lender, all such amounts described above in this subsection 2.5(a) shall be paid directly by the applicable Borrower to an independent Lockbox Agent acceptable to Lender. Borrower shall be obligated to pay all of the fees and expenses of any such Lockbox Agent.

              (b) Partial Releases. Under no circumstances shall Borrower execute and deliver any partial releases from the Lien of an Applicable Mortgage unless and until the Release Fee that corresponds to the Unit or Interval in question, pursuant to the Applicable Underlying Loan Documents, has been paid to and received by Borrower, or, if applicable, Lockbox Agent or if a default or event of default has occurred under such Applicable Underlying Loan Documents. Lender shall not be responsible for any of the costs incident to the preparation and recording of partial releases.

              (c) Final Payment. Notwithstanding any term, provision, or condition hereof to the contrary, the entire outstanding principal balance of the Loan, together with any and all accrued but unpaid interest thereon and all other Obligations, shall immediately be paid via wire transfer by Borrower to Lender and otherwise be satisfied in full on or before the earlier to occur of
(i) the occurrence of an Event of Default hereunder; or (ii) the Maturity Date.

       2.6 Prepayments. Borrower may prepay the Loan, in whole or in part, without premium or penalty, at any time, in its sole discretion.

       2.7    Intentionally Omitted.

SECTION 3.    COLLATERAL

       3.1 Grant of Security Interest. To secure the prompt and complete payment and performance when due of all of the Obligations, for value received, each Borrower hereby unconditionally and irrevocably assigns, pledges, and grants to Lender a continuing first priority Lien and security interest in and to the Collateral.

       3.2 Security Interest in All Pledged Notes Receivable. Lender shall have a continuing first priority Lien and security interest in and to all of the Pledged Notes Receivable and may collect and shall receive all payments payable to Borrower in respect of all Pledged Notes Receivable.

       3.3 Financing Statements. Borrower agrees, at its own expense, to execute the UCC-1 financing statements provided for by the Code, together with any and all other appropriate instruments and documents, and to take such other action as may be required to perfect and to continue the perfection of Lender's first priority Liens and security interests in the Collateral. In addition, unless prohibited by law, Borrower hereby authorizes Lender to execute and file any such financing statements on Borrower's behalf.

       3.4 Location of Collateral. Except for Encumbered Personal Property that is replaced or under repair in the ordinary course of business, all tangible Collateral (other than Collateral delivered to Lender or Custodian) shall remain, at all times, within the Applicable Resort at which it is located on the Closing Date, and Borrower may not transfer or cause the transfer of any such Collateral from such premises without the prior written approval of Lender.

       3.5  Protection  of  Collateral;   Reimbursement.   The  portion  of  the
Collateral consisting of (a) the original Pledged Notes Receivable; (b) the original Applicable Mortgages; and (c) all other original Loan Documents shall be delivered, at Borrower's expense, to Custodian at its designated address and held in Custodian's possession, custody, and control subject to the terms of the Custodial Agreement approved by Lender until all of the Obligations have been fully satisfied. Each original Pledged Note Receivable delivered to Custodian shall indicate in a manner acceptable to Lender, Lender's interest in such Pledged Note Receivable. The portion of the Collateral delivered to Custodian as described above shall be segregated by Custodian and stored in a secure, fire-resistant filing cabinet, access to which is limited in a commercially reasonable manner. Borrower agrees that such storage is and shall be deemed to constitute reasonable care with respect to such Collateral. Except to the extent expressly included in the Custodian's fee as set forth in the Custodial Agreement, all insurance and other expenses of protecting the Collateral, including, without limitation, storing, warehousing, insuring, handling, maintaining, and shipping the Collateral, and any and all excise, property, intangible, sales, and use taxes imposed by any state, federal, or local governmental authority on any of the Collateral or in respect of the sale thereof shall be paid by Borrower. Any and all other amounts for which Borrower may become liable hereunder and all costs and expenses (including attorneys' and paralegals' fees, legal expenses, and court costs) that Lender may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or in respect to any of the transactions to be had hereunder or thereunder, until paid by Borrower to Lender with interest at the Default Rate, shall be included among the Obligations and, as such, shall be secured by all of the Collateral. Provided that Custodian retains the original Pledged Notes Receivable and Applicable Mortgages delivered to it in a secure, fire-resistant filing cabinet as provided above, Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, Lockbox Agent, Custodian, or any other Person whomsoever.

       3.6 Cross-Collateralization and Default. The Collateral shall secure all of the Obligations as well as Borrower's obligations pursuant to the Timeshare Receivables Purchase Facility, the Timeshare Construction Credit Facility, the Timeshare Receivable Hypothecation Facility, the Long Wharf Loan and all Liens, pledges, assignments, mortgages, security interests, and collateral granted to or for the benefit of Lender pursuant thereto or any other related documents or instruments shall also secure the Obligations. Any collateral including, without limitation, all Liens, pledges, assignments, mortgages or security interest granted to or for the benefit of Lender pursuant to the Timeshare Receivables Purchase Facility, the Timeshare Construction Credit Facility and the Timeshare Receivables Hypothecation Loan Facility and the Long Wharf Loan shall secure Borrower's Obligations pursuant to this Loan as well as Borrower's obligations pursuant to each of the above-referenced facilities. In addition, the Loan and the Timeshare Receivables Purchase Facility, the Timeshare Construction Credit Facility, the Timeshare Receivables Hypothecation Facility and the Long Wharf Loan shall be cross- defaulted such that any event of default with respect to the Timeshare Receivables Purchase Facility, the Timeshare Construction Credit Facility, the Timeshare Receivables Hypothecation Facility or the Long Wharf Loan shall constitute an Event of Default hereunder, and vice versa.

SECTION 4. CONDITIONS PRECEDENT TO CLOSING

       The obligation of Lender to enter into this Agreement and to make the Advance shall be subject to the complete satisfaction of each of the conditions precedent set forth in the Commitment, in addition to all of the conditions precedent set forth below and elsewhere in the Loan Documents:

       4.1 The Loan. On or prior to the Closing Date:

              (a) Execution and Delivery. Borrower shall execute and cause to be notarized, witnessed, and attested, as appropriate, and delivered to Lender the Loan Documents, together with such additional documents and certifications as Lender and its counsel may reasonably require in order to ensure that all conditions precedent to the closing of the Loan and the making of the advance hereunder have been satisfied in all respects.

              (b) Opinion of Borrower's Counsel(s). Lender shall have received from duly licensed counsel or counsels for Borrower acceptable to Lender such legal opinions in form and substance satisfactory to Lender, dated as of the Closing Date, as may be required by Lender, in its reasonable discretion.

              (c) Representations, Warranties, Covenants, and Agreements. The representations and warranties contained in the Loan Documents and in any certificates delivered to Lender in connection with the closing shall be true and correct in all material respects, and all covenants and agreements required to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

              (d) No Prohibitions. Borrower shall not have taken any action or permitted any condition to exist that would have been prohibited by any provision of this Agreement or the Commitment.

              (e) Borrower's Background Documents. Borrower shall have delivered to Lender, and Lender shall have approved each of the following:

                     (i) Borrower's Organizational Documents. Copies of each Borrower's organizational documents, including but not limited to their respective articles of incorporation and bylaws, together with any amendments thereto, certified to be true and complete by the respective Secretaries of each Borrower.

                     (ii) Good Standing Certificates. Current good standing certificates for each Borrower in each state where a Borrower is qualified or where qualification is required.

                     (iii) Resolutions. Certified resolutions of each Borrower's board of directors authorizing the execution of all Loan Documents and the performance of all Obligations thereunder in form and substance satisfactory to Lender.

                     (iv) Incumbency. A certificate from each Borrower, signed by a duly authorized officer of such Borrower, dated as of the date of this Agreement, as to the incumbency, authority and signatures of the officers of such Borrower authorized to sign, on behalf of such Borrower, this Agreement and the Loan Documents to which such Borrower is a party.

              (f) Financial Statements. Lender shall have received and approved the Financial Statements required pursuant hereto to be delivered to Lender, or otherwise required by Lender, for each Borrower, all in form and substance satisfactory to Lender.

              (g) Proceedings Satisfactory. All actions taken in connection with the execution and delivery of the Loan Documents, and all documents and papers related thereto, shall be completely satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of all such documents and papers as Lender or its counsel may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its counsel, in their sole discretion.

              (h) Expenses. Borrower shall have paid all fees, expenses, and other amounts required to be paid prior to or on the Closing Date, pursuant to this Agreement or the Commitment.

              (i) Monthly Reporting Package. Borrower shall have submitted to Lender by July 31, 1998, for approval a proposed form of monthly reporting package and the approval of a monthly reporting package form by Lender shall be a condition precedent to closing.

              (j) Recorded Documents. All of the conditions set forth in the Commitment, this Agreement, and the other Loan Documents have been fully satisfied by Borrower, including but not limited to the proper recordation of the Pledges and Assignments of Notes Receivable and Applicable Mortgages and other Loan Documents in the Applicable Jurisdictions and the filing of all appropriate UCC-1 financing statements in accordance with the provisions of the Code, this Agreement, and the other Loan Documents (or the deposit of all such documents and instruments in escrow with the Title Insurance Company, if appropriate).

              (k) Applicable Laws. Lender has received evidence satisfactory to Lender that the Applicable Resort, the Applicable Underlying Loan Collateral, and the Applicable Underlying Borrower are in compliance with all Applicable Laws.

              (l)  Payments  by Lender.  Lender  may,  at any time and without a request therefor having been submitted by Borrower, advance Loan proceeds for the purpose of paying interest on the Loan, real estate taxes, insurance premiums, fees and expenses of Lender's counsel, or to cure an Event of Default. After the occurrence of an Event of Default or of an event or the existence of a condition which, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder, Lender may, as to an Applicable
Underlying Loan, make payments directly to any General Contractor, any subcontractor, or any other party that has supplied labor, material, or services in connection with or incidental to the construction of any of the Financed Improvements, or for the payment of other costs set forth in the applicable construction budget or the cost of any of Borrower's undertakings pursuant to the Loan Documents. Notwithstanding the foregoing provisions of this Section 4.1(l) and except as otherwise provided herein to the contrary, Lender shall furnish Borrower with written notice of Lender's intent to take any of the foregoing actions and afford Borrower ten (10) days in which to take such actions itself prior to Lender's doing so.

              (m) Miscellaneous Conditions. With respect to each Applicable Underlying Loan (i) the Financed Improvements shall have satisfactory access to dedicated and completed streets unencumbered by Liens; (ii) the Applicable Mortgage shall constitute a first priority Lien on the Mortgaged Real Property, the Encumbered Intervals (if applicable), and such Financed Improvements with the exception of the Debbie Reynolds Resort Loans; and (iii) except as otherwise specifically provided herein to the contrary, there exists no Lien of any sort except for Permitted Liens and Encumbrances, whether prior or inferior, other than the Lien of the Applicable Mortgage with respect to the Mortgaged Real Property, Encumbered
Intervals, and such Financed Improvements, except for Liens with respect to which an appropriate bond or other financial assurance that totally protects the applicable Borrower's first priority Lien and right, title, and interest in and to such Mortgaged Real Property, Encumbered Intervals, and Financed Improvements has been issued, the inchoate Liens for property taxes not yet due and the exceptions permitted by Lender in the Title Policy. Lender shall also be under no obligation to make the Advance hereunder until Lender reasonably determines that construction of the Financed Improvements for any Applicable Underlying Loan is fully completed.

              (n) No Adverse Change. Borrower shall be solvent and no material adverse change shall have occurred in the financial condition of the Borrower, which would in the good faith judgment of the Lender, materially impair the ability of the Borrower to repay the Obligations.

              (o) Lien Searches. Lender shall have received lien searches satisfactory to it indicating that no liens on the Collateral exist as of Closing except for Permitted Liens and Encumbrances.

              (p) Insurance. Lender shall have been added as an "additional insured" on insurance policies related to the Collateral or Borrower shall have made and continue to make reasonable commercial efforts to add Lender as such an "additional insured" and Lender shall have received title insurance commitments satisfactory to it insuring Lender's interest in the Collateral.

              (q) Eastern Merger. Eastern Resorts Corporation shall have completed its merger with ERC Acquisition Corp., with ERC Acquisition Corp. as the surviving corporation and ERC Acquisition Corp. shall have changed its corporate name to Eastern Resorts Corporation. Borrower shall have provided Lender with evidence satisfactory to Lender that such events have occurred.

              (r) Business Plan. Lender shall have received two (2) copies of a detailed memorandum provided by Borrower describing the plans for the acquisition of Eastern and the anticipated public offering and other relevant information required by Lender as well as a timetable for completion of each item. Borrower represents and warrants that such plans are true, accurate and complete in all material respects.

       4.2  Applicable   Underlying  Loans.  With  respect  to  each  Applicable
Underlying Loan, all of the following documents must be received and approved by Lender prior to the Closing Date as follows:

              (a)  Applicable   Underlying   Loan   Documents.   The  Applicable
Underlying Borrower and the Applicable Underlying Guarantor have executed and delivered to the applicable Borrower the Applicable Underlying Loan Documents.

              (b) Title Policies. The Applicable Underlying Borrower has delivered to the applicable Borrower an ALTA extended coverage lender's policy of title insurance insuring in favor of such Borrower, together with its successors and assigns, including but not limited to Lender, the first priority of the Lien of the Applicable Mortgage upon the subject Mortgaged Real Property and/or Encumbered Intervals (with the sole exception of the Debbie Reynolds Resort Loans and the Irish Resorts; provided, however, an attorney's opinion letter regarding the status of the filed Mortgage with respect to the Irish Resorts must be provided or if not provided by Closing, Borrower shall provide such ltter within ten (10) days after the Closing Date), without exception for filed or unfiled mechanics' liens or claims or for matters that an accurate survey would disclose, subject only to such exceptions and conditions to title as such Borrower and Lender shall have approved in writing, including Permitted Liens and Encumbrances on Exhibit "C" and such affirmative coverage as such Borrower or Lender deems reasonably necessary prior to the Closing Date (the "Title Policy"). Such policy shall be in an amount not less than the principal amount of the applicable Note Receivable and be issued by a title insurance company satisfactory to Borrower and Lender in all respects (the "Title Insurance Company").

       All such Title Policies contain such affirmative coverage as Lender deems reasonably necessary, including but not limited to an affirmative statement that the Title Policy insures the applicable Borrower, together with its successors and assigns, including but not limited to Lender, against all mechanics' and materialmen's liens arising from or out of construction of the Financed Improvements and, to the extent available and commonly required by lenders in the Applicable Jurisdiction, shall contain endorsements in form and content acceptable to Lender: (A) insuring against matters that would be disclosed on an accurate survey of the Land; (B) insuring that no building restriction or similar exception to title disclosed on the Title Policy has been violated and that any violation thereof would not create or result in any reversion, reverter, or forfeiture of title; (C) a zoning endorsement in the form typically issued in the Applicable Jurisdiction (or other appropriate evidence of proper zoning in place of a zoning endorsement; and (D) insuring over any environmental superlien or similar lien upon all or any portion of the Applicable Resort. The condition of title to all Applicable Underlying Loan Collateral must be satisfactory to Lender in all respects, in its sole discretion, as a condition precedent to Lender's obligation to make the Advance hereunder in respect of the Applicable Underlying Loan that is secured by Borrower's Lien in and to such Applicable Underlying Loan Collateral.

              (c) Opinions of Applicable Underlying Borrower's Counsel. The applicable Borrower has received from counsel or counsels for the Applicable Underlying Borrower and the Applicable Underlying Guarantor, licensed in the Applicable Jurisdiction and acceptable to such Borrower and Lender, legal opinions in form and substance satisfactory to such Borrower and Lender, dated as of the date of closing of the Applicable Underlying Loan, covering such items as may be required by such Borrower and Lender, including, without limitation, that the Applicable Underlying Loan Documents are valid, binding, and enforceable in accordance with their terms and that the opinions are written in favor of such Borrower and its successors or assigns.

              (d) Applicable Underlying Borrower's Background Documents. Except with respect to the Debbie Reynolds Resort Loans and the Irish Resorts, the Applicable Underlying Borrower has delivered to the applicable Borrower and such Borrower has approved each of the following:

                     (i)   Applicable   Underlying   Borrower's   Organizational
Documents. Copies of the Applicable Underlying Borrower's organizational documents, including but not limited to its articles of incorporation, bylaws, partnership agreement, and other relevant documents, as applicable, together with any amendments thereto, certified to be true and complete by the Applicable Underlying Borrower's Secretary or other authorized representative.

                     (ii) Good Standing Certificates. Current good standing certificates issued by the appropriate Secretaries of State for the Applicable Underlying Borrower and the Applicable Underlying Guarantor.

                     (iii) Resolutions. Certified resolutions of the Applicable Underlying Borrower's and Applicable Underlying Guarantor's boards of directors or general partners, as applicable, or such other evidence of authority as is appropriate for the Applicable Underlying Borrower's and Applicable Underlying Guarantor's form of business organization, authorizing the execution of all Applicable Underlying Loan Documents and the performance of all obligations of the Applicable Underlying Borrower and Applicable Underlying Guarantor thereunder.

                     (iv) As-Built Survey. A copy of an "as-built" survey satisfactory to Borrower and Lender prepared by a licensed surveyor satisfactory to Borrower and the title insurance company which prepares the Title Policy, in accordance with the Plans and showing all of the Units and other improvements in place, certified to such Borrower, Lender and the Title Insurance Company, and includes a narrative metes and bounds or platted description of the boundaries of the Land, the area of the Land, and of the Financed Improvements and the location and dimensions of all easements and Financed Improvements with the exception of the Applicable Underlying Loan secured by the Pollard Brook Resort in Lincoln, New Hampshire. The surveyor has included on the survey a signed statement certifying the existence or a narrative statement certifying the existence or nonexistence of any encroachment from or onto the Land and must include the date of the survey and the surveyor's registration number and seal and such other matters as the Title Insurance Company may require, in form and substance satisfactory to such Borrower and the Title Insurance Company;

                     (v) Environmental Report. A Phase I environmental report or reports covering the Applicable Resort, including all Mortgaged Real Property, confirming (to the extent relevant, in Lender's reasonable discretion):

                            (A) The absence of Hazardous Materials on, under, or
affecting the Land or any other real property or personal property comprising the Applicable Resort, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the Applicable Jurisdiction;

                            (B) That the engineering or environmental consulting
firm has obtained, reviewed, and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities, and such other information as such Borrower or Lender may reasonably require prior to the Closing Date, including, without limitation, a Phase I Environmental Inspection, all of which information shall confirm that there are no known or suspected Hazardous
Materials located at, used or stored on, or transported to or from the Applicable Resort or in such proximity thereto as to create a material risk of contamination of any the Applicable Underlying Loan Collateral, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the Applicable Jurisdiction;

                            (C) The  absence  of  friable  asbestos  within  the
Units, Common Elements, or elsewhere at the Applicable Resort or, if asbestos is found to be present in any part of the Applicable Resort, that such presence is of a nature or magnitude that is able to be removed by a licensed removal contractor for a guaranteed maximum sum satisfactory to such Borrower and Lender.

              (e) Evidence of Insurance. The applicable Borrower has received certified copies of all insurance policies and endorsements thereto or other evidence satisfactory to such Borrower and Lender, in the sole discretion of each, relating to the Applicable Resort, including but not limited to the Financed Improvements and the Encumbered Intervals. In addition, such Borrower has received written evidence that the Applicable Underlying Borrower has obtained and is maintaining all policies of insurance required by and in accordance with Section 6.1(c) hereof, including but not limited to copies of the most current paid insurance premium invoices for such policies.

              (f) Applicable Laws. The applicable Borrower has received evidence satisfactory to such Borrower and Lender, that as of the Closing Date all existing Financed Improvements financed by such Borrower at the Applicable Resort are fully completed and are in compliance with all applicable zoning, building, and other Applicable Laws in connection with the construction, development, establishment, and operation of the Applicable Resort and the sale, use, marketing, and occupancy of Units and Intervals thereat.

              (g) Litigation. The applicable Borrower has received evidence satisfactory to such Borrower and Lender that there exists no pending or threatened bankruptcy, foreclosure, or other material litigation or judgments outstanding against or with respect to the Applicable Resort, all or any portion of the Applicable Underlying Loan Collateral, the Applicable Underlying Borrower, or the Applicable Underlying Guarantor (each a "Material

Party"). The term "other material litigation" as used herein shall not include matters (i) in which a Material Party is a plaintiff and no counterclaim is pending; or (ii) such Borrower determines, in its sole discretion and Lender has not notified such Borrower prior to the Closing Date in writing that it has determined otherwise, in its sole discretion, that such litigation is immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. The applicable Borrower shall have obtained an independent search, at such Borrower's or the Applicable Underlying Borrower's expense, confirming that no such bankruptcy, foreclosure action, or other material litigation or judgment exists.

              (h) Code/Other Searches. The applicable Borrower has obtained such searches of the applicable public records as it deems necessary under all Applicable Laws to verify that it has a first and prior perfected Lien and security interest covering all of the Applicable Underlying Loan Collateral owned by it (with the sole exception of the Debbie Reynolds Resort Loans).

              (i) Taxes and Assessments. The applicable Borrower has received evidence satisfactory to it that all real estate taxes and assessments owed by or for which the Applicable Underlying Borrower or an owners' association is responsible for collection have been paid and there is no exception for current taxes on the Title Policy.

              (j) Financial Statements. The applicable Borrower has received the financial statements required by the Applicable Underlying Loan Documents to be delivered to such Borrower, or otherwise required by Borrower, for the Applicable Underlying Borrower and the Applicable Underlying Guarantor, all in form and substance satisfactory to Borrower which are satisfactory to Lender in its reasonable discretion.

              (k) Appraisal. The applicable Borrower has received an appraisal of the Applicable Resort, including but not limited to all real and personal property contemplated to become Mortgaged Real Property, Encumbered Intervals, or Encumbered Personal Property hereunder, prepared by a nationally recognized appraisal firm and in form and content acceptable to such Borrower.

              (l) Evidence of Completion. The applicable Borrower has received evidence satisfactory to it confirming the completion of the Financed Improvements substantially in accordance with the Plans and all Applicable Laws and the approval of such completion by the applicable local governmental authorities.

              (m) Final Release of Lien. The applicable Borrower has received (or the Title Insurance Company, in escrow) final and complete releases of Lien executed by the General Contractor and all material subcontractors performing work or supplying materials and paid for in connection with such Borrower's final construction advance, in form and content acceptable to such Borrower, together with any and all additional affidavits of all such parties, sufficient in the opinion of such Borrower and Borrower's counsel to remove or insure over any and all mechanics' and materialmen's Liens (inchoate or otherwise) affecting the title to any of the Mortgaged Real Property, the Encumbered Intervals, or the

Financed Improvements, except for Liens with respect to which an appropriate bond or other financial assurance that totally protects such Borrower's first priority Lien (with the exception of the Debbie Reynolds Resort Loans) and right, title, and interest in and to such Mortgaged Real Property, Encumbered Intervals, and Financed Improvements has been issued.

              (n) Non-Unit Improvements. The applicable Borrower has received evidence satisfactory to it that all Financed Improvements required to be constructed as identified on the Plans or as set forth in the Applicable Timeshare Documents have been completed substantially in accordance with the Plans and all Applicable Laws.

              (o) As-Built Plans. The applicable Borrower has received a set of detailed as-built Plans within one (1) month following the issuance of the certificate(s) of occupancy (or the legal equivalent) with respect to the Financed Improvements by the applicable governmental authority, which Plans must be approved and identified as such in writing by the Applicable Underlying Borrower, the Architect, and the General Contractor and must include Plans for architectural, structural, mechanical, plumbing, electrical, and all site development (including storm drainage, utility lines, and landscaping) work.

              (p) Other Evidence. The applicable Borrower has received such other evidence as Lender may reasonably request in writing to such Borrower prior to the Closing Date in order to establish that the Financed Improvements and their intended use comply with all applicable zoning and other Applicable Laws.

              (q)  Interval  Sales.  To the extent  applicable,  the  applicable
Borrower has received written evidence to the effect that the Applicable Underlying Borrower has complied in all material respects with all Applicable Laws relating to the marketing and sale of Intervals, including but not limited to any Encumbered Intervals, at the Applicable Resort, including but not limited to timeshare registration statutes, rules, and regulations.

              (r) Management and Property Contract. The applicable Borrower has received a copy of the management contract for the Applicable Resort (the "Management Contract") and determined to its satisfaction that the Applicable Resort is being managed by a professional management company acceptable to such Borrower.

              (s) Miscellaneous. Such other matters as Lender shall reasonably require.

       True copies or, to the extent required hereby, originals of all of the above-referenced documents, instruments, forms, opinions, and other materials required by Lender to be reviewed by it prior to the Closing Date shall be delivered to Lender's counsel at least three (3) Business Days before the Closing Date.

SECTION 5.    GENERAL REPRESENTATIONS AND WARRANTIES

       Borrower, jointly and severally, hereby represents and warrants to Lender as follows:

       5.1    Organization, Standing, Qualification.

              (a) Equivest Finance, Inc. (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires licensing and qualification; and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute, deliver, and perform its obligations under the Loan Documents.

              (b) Resort Funding, Inc. (i) a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires licensing and qualification; and (ii) has all requisite power, corporate or otherwise, to conduct its business and to execute, deliver, and perform its obligations under the Loan Documents.

              (c) Eastern Resorts Corporation, Formerly Known as ERC Acquisition Corp.. (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires licensing and qualification; and (ii) has all requisite power, corporate or otherwise, to conduct its business and to execute, deliver, and perform its obligations under the Loan Documents.

              (d) Eastern Resorts Company, LLC. (i) is a Rhode Island limited liability company duly organized, validly existing and in good standing under the laws of the State of Rhode Island and as a foreign limited liability company under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires licensing or qualification; and (ii) has all requisite power to conduct its business and to execute, deliver and perform its obligations under the Loan Documents.

       5.2    Authorization, Enforceability, Etc.

              (a) The execution, delivery and performance by each Borrower of the Loan Documents has been duly authorized by all necessary corporate actions by such Borrower and does not and will not (i) violate any provision of each Borrower's articles of incorporation, bylaws, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of each Borrower other than Liens in favor of Lender; or (iii) result in a breach of, or constitute a default by each Borrower under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which each

Borrower is a party or by which it or any of its assets are bound or affected, including but not limited to any loan from or agreement of any type with a third party lender.

              (b) No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any governmental authority or other Person is required in connection with the execution, delivery, and performance by each Borrower of any of the Loan Documents except those that have been obtained, e.g., participation lenders' interests as more particularly described on Exhibit "D" attached hereto.

              (c) The Loan Documents constitute legal, valid, and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms. To the best of each Borrower's knowledge after good faith diligent inquiry, the Applicable Underlying Loan Documents constitute legal, valid, and binding obligations of the relevant Applicable Underlying Borrowers and Applicable Underlying Guarantors, enforceable against each of them in accordance with the respective terms of such Applicable Underlying Loan Documents.

              (d) Each Borrower has good and marketable title to all of the Collateral pledged by it, free and clear of any Lien, security interest, charge, or encumbrance except for the Liens or security interests created by this Agreement or any Loan Document or otherwise created in favor of Lender or those Permitted Liens and Encumbrances as set forth on Exhibit "C" hereto. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender or cover any Permitted Liens and Encumbrances.

              (e) The execution and delivery of the Loan Documents, the delivery and endorsement to Lender of the Pledged Notes Receivable, the filing and recordation of UCC-1 financing statements in each Applicable Jurisdiction, and the recordation of the Pledges and Assignments of Notes Receivable and Applicable Mortgages and other Loan Documents create in favor of Lender valid and perfected continuing first priority Liens and security interests in and to all of the Collateral (with the sole exception of the Debbie Reynolds Resort Loans and the Irish Resorts) subject to the participation lenders' interests set forth on Exhibit "D" attached hereto. The Collateral secures the full payment and performance of the Obligations.

              (f) To the best of Borrower's knowledge after good faith diligent inquiry, none of the Pledged Notes Receivable is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity,

              (g) There have been no material modifications or amendments whatsoever to the Pledged Notes Receivable or the Applicable Mortgages, other than those expressly approved by Lender in writing, the originals of which have been delivered to Custodian.

              (h) To the best of Borrower's knowledge after good faith diligent inquiry, the makers of the Pledged Notes Receivable have no defenses, offsets, claims, or counterclaims, relating to the Pledged Notes Receivable or any of the other Applicable Underlying Loan Documents (with the sole exception of the Debbie Reynolds Resort Loans).

              (i) The Applicable Mortgages constitute and will continue to constitute valid and enforceable first and exclusive Liens and security interests on the Mortgaged Real Property and the Encumbered Intervals (with the sole exception of the Debbie Reynolds Resort Loans).

              (j) The Pledged Notes Receivable and the Applicable Mortgages are and shall remain in full force and effect as valid and binding obligations of the respective Applicable Underlying Borrowers in favor of Borrower, as assigned to Lender hereunder.

              (k) The grant of the Liens and security interests described herein by Borrower in favor of Lender has not adversely affected and will not adversely affect the validity or enforceability of the obligations of the respective Applicable Underlying Borrowers under any of the Applicable Underlying Loan Documents.

              (l) Lender is not and shall not be required to take, and Borrower has taken, any and all required steps to protect Lender's Liens and security interests in the Collateral (other than maintaining or causing Custodian to maintain possession, custody, and control of the portion of the Collateral constituting instruments and timely filing continuation statements for UCC financing statements); and Lender is not and shall not be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, any Collateral release Borrower from any of the Obligations (with the sole exception of the Irish Resorts.

       5.3 Intentionally Omitted.

       5.4 Financial Statements and Business Condition. The Financial Statements fairly present the respective financial conditions and results of operations of each Borrower as of the date or dates thereof and for the periods covered thereby. There are no material liabilities, direct or indirect, fixed or contingent, of each Borrower as of the dates of such Financial Statements that are not reflected therein or in the notes thereto that have not otherwise been disclosed to Lender in writing. Except for any such changes heretofore expressly disclosed in writing to Lender, there have been no material adverse changes in the respective financial conditions of each Borrower from the financial conditions shown in their respective Financial Statements, nor has any Borrower incurred any material liabilities, direct or indirect, fixed or contingent, that are not shown in its Financial Statements. Each Borrower is able to pay all its debts as they become due, and each Borrower, as the case may be, will maintain such solvent financial condition, giving effect to the Obligations, as long as each Borrower is obligated to Lender under this Agreement or any of the other Loan Documents. No Borrower's Obligations under this Agreement and the other Loan Documents will render any Borrower unable to pay their respective debts as they become due.

       5.5  Taxes.  Borrower  represents  and  warrants  that  to  the  best  of
Borrower's  knowledge  after  good  faith  diligent  inquiry,   each  Applicable
Underlying Borrower: (a) has paid in full all ad valorem taxes and other taxes and assessments levied against the Applicable Underlying Loan Collateral, and Borrower knows of no basis for any additional taxes or assessments against any Applicable Resort or Applicable Underlying Loan Collateral; and (b) has filed all tax returns required to have been filed by it and has paid or will pay, prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes that are payable by it. To the best of Borrower's knowledge after good faith diligent inquiry, no tax audit is pending or threatened with respect to any Borrower, any Applicable Underlying Borrower, or any Applicable Underlying Guarantor.

       5.6 Title to Properties; Prior Liens. To the best of Borrower's knowledge after good faith diligent inquiry, each Applicable Underlying Borrower has good and marketable title to all of the Applicable Underlying Loan Collateral pledged by it, including but not limited to all Mortgaged Real Property and Encumbered Intervals pledged by it, together with all rights, properties, and benefits appurtenant or related thereto. Other than the Liens granted in favor of Borrower and assigned to Lender hereunder, there are no Liens or encumbrances against all or any portion of the Collateral or the Applicable Underlying Loan Collateral, except for the Permitted Liens and Encumbrances.

       5.7 Subsidiaries, Affiliates, and Capital Structure. Equivest is involved in the business operations of and derives financial benefit from Resort Funding, Eastern and Eastern, LLC. Eastern, Eastern, LLC and Resort Funding derive benefit from Equivest and all parties will derive benefits from the Loan. For so long as Borrower is obligated to Lender under any of the Loan Documents, Eastern owns and shall continue to own 100% of the authorized, issued and outstanding membership interests of Eastern, LLC. Neither Borrower nor any Affiliate of Borrower is a party to any proxies, voting trusts, shareholder agreements, or similar arrangements, pursuant to which voting authority, rights, or discretion with respect to Resort Funding or Eastern is vested in any Person other than Equivest. Further, there are no proxies, voting trusts, shareholder agreements or similar arrangements to which voting authority, rights, or discretion are restricted, with respect to Equivest, with the exception of the shareholder agreement with Perry Harris and the Warrants and Registration Rights Agreement with Lender.

       5.8 Litigation, Proceedings, Etc. There are no actions, suits, proceedings, orders, or injunctions pending or, to the best of each Borrower's knowledge after good faith diligent inquiry, threatened against or affecting any Borrower, their respective Affiliates, or any Applicable Resort, Applicable Underlying Borrower, or Applicable Underlying Guarantor, at law or in equity, or before or by any governmental authority or other tribunal, with the exception of the Debbie Reynolds Resort Loans which are subject to a bankruptcy action and auction which has been disclosed to Lender that (a) could have a material adverse effect on any Borrower, any Affiliate of Borrower, any Applicable Resort, any Applicable Underlying Borrower, or any Applicable Underlying Guarantor; or (b) could have a material adverse effect on all or any portion of the Collateral or any
Applicable Underlying Loan Collateral. Exhibit "G," attached hereto and incorporated herein by this reference, describes all currently pending litigation against any Borrower.

       5.9 Environmental Matters. To the best of each Borrower's knowledge after good faith diligent inquiry: (a) none of the Applicable Resorts contain any Hazardous Materials, and no Hazardous Materials are used or stored at or transported to or from any Applicable Resort, except for commercially reasonable amounts thereof commonly found at residential and resort properties in the Applicable Jurisdiction; (b) no Applicable Underlying Borrower has received notice from any governmental agency or other Person with regard to Hazardous Materials on, under, or affecting all or any portion of the Applicable Underlying Loan Collateral; and (c) neither any Applicable Underlying Borrower, any Applicable Resort, nor any Applicable Underlying Loan Collateral are in violation of any Environmental Laws.

       5.10 Full Disclosure. No information, exhibit, or written report or the content of any schedule furnished by or on behalf of any Borrower to Lender in connection with the Loan, the Applicable Resorts, the Applicable Underlying
Borrowers, the Applicable Underlying Guarantors, the Applicable Underlying Collateral, or the Collateral, and no representation or statement made by any Borrower in any Loan Document, contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. To the extent that any such information, exhibit, report, or statement furnished or made to Lender was obtained by Borrower from an Applicable Underlying Borrower, the representation and warranty made in this Section 5.10 is so made to the best of such Borrower's knowledge after good faith diligent inquiry. No Borrower knows of any fact or condition that could adversely affect the construction of the Financed Improvements or the operation of all Applicable Resorts in accordance with all Applicable Laws, or impede or preclude any Borrower's performance of its Obligations pursuant to the Loan Documents.

       5.11 Use of Proceeds/Margin Stock. None of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and

X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 11. The proceeds of the Loan will be disbursed only for the purposes set forth in
Section 2.1 hereof.

       5.12 No Defaults. No Default or Event of Default exists, and there is no breach or violation in any material respect of any term of any document, contract, agreement, charter instrument, bylaws, or other instrument to which any Borrower or any Affiliate thereof is a party or by which it may be bound.

       5.13 Restrictions of Borrower. Neither Borrower, nor any Affiliate thereof is a party to any contract or agreement, or subject to any Lien, charge, or restriction, that materially and adversely affects its business. No Borrower will be, on or after the Closing Date, a party to any contract or agreement that restricts its right or ability to incur indebtedness (with the exception of the participation lenders' interests in connection with certain Pledged Notes Receivable as set forth in Exhibit "D" attached hereto and the Timeshare
Receivables Hypothecation Facility, Timeshare Receivable Purchase Facility, Timeshare Construction Loan Facility and Long Wharf Loan, or prohibits any Borrower's execution and delivery of, or compliance with the terms of, this Agreement or the other Loan Documents. Borrower has not agreed or consented to cause or permit in the future (upon the happening of any contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except for Permitted Liens and Encumbrances and Liens in favor of Lender as provided hereunder.

       5.14 Broker's Fees. Lender and each Borrower represent to each other that neither of them has made any commitment or taken any action that could result in a claim for any broker's, finder's, or other similar fees or commissions with respect to any of the transactions contemplated by this Agreement. Borrower agrees to indemnify Lender and save and hold Lender harmless from and against all claims of any Person for any broker's or finder's fee, commission, or similar amount and this indemnity shall include reasonable attorneys' fees and legal expenses.


       5.15  Tax   Identification/Social   Security  Numbers.   Each  Borrower's
respective federal taxpayer identification numbers are as follows:

              Resort Funding, Inc.:      16-1399129

              Equivest, Inc.:            59-2346270

              Eastern:                   __________

              Eastern, LLC:              __________

       5.16 Legal Compliance. Each Borrower has, in all material respects, complied fully with all Applicable Laws in connection with the Applicable Underlying Loans. To the best of Borrower's knowledge after good faith diligent inquiry, each Applicable Underlying

Borrower has, in all material respects, similarly complied with all Applicable Laws in connection with Applicable Resort and Applicable Underlying Loan Collateral. In particular, Borrower is not aware of any violation by an Applicable Underlying Borrower of: (i) the Interstate Land Sales Full Disclosure Act; (ii) any applicable state condominium and timeshare statutes, rules, and regulations, including but not limited to those governing the administration and operation of owners' associations and those requiring registration of any of the Encumbered Intervals; (iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act; (v) Regulation B of the Federal Reserve Board;
(vi) Section 5 of the Federal Trade Commission Act; (vii) all applicable state and federal securities laws; (viii) all applicable usury laws; (ix) all applicable trade practices, home and telephone solicitation, sweepstakes, lottery, and other consumer credit and protection laws; (x) all applicable real estate sales licensing, disclosure, reporting, and escrow laws; (xi) the Americans with Disabilities Act; (xii) the Real Estate Settlement Procedures Act; and (xiii) all amendments to and rules and regulations promulgated under the foregoing. Furthermore, to the best of Borrower's knowledge after good faith diligent inquiry, all Applicable Resorts and the improvements (including the Financed Improvements) thereat have been and will continue to be constructed and operated in compliance with all applicable zoning requirements, building codes, subdivision ordinances, licensing requirements, all covenants, conditions, and restrictions of record, and all other Applicable Laws. Borrower is not aware of any reasons (other than the completion of all requisite applications therefor in the ordinary course of business) why all Applicable Underlying Borrowers cannot obtain all necessary permits, licenses, certificates, franchises, consents, exemptions, orders, and approvals to develop and operate the Applicable Resorts and construct the Financed Improvements thereat.

       5.17 Continuation and Investigation. All representations, warranties, covenants, and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower, pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter conducted by or on behalf of Lender, and shall survive the making of any or all Advances and payments contemplated hereby.

       5.18   Intentionally Omitted.

       5.19 Management's Background. During the past ten (10) years no person involved in the management of Borrower has been arrested or convicted of any crime involving moral turpitude, been bankrupt, or been an officer, director, partner, member or other responsible official of a bankrupt company, partnership or other entity, except as otherwise previously disclosed in detail to Lender in writing prior to the Closing Date.

       ------------               -------------               -------------
          Initial                    Initial                     Initial

       5.20 Subsidiaries. Borrower has no subsidiaries or affiliates except for those that are disclosed in writing to Lender.

       5.21 Eastern Merger. Eastern Resorts Corporation, a Rhode Island corporation, has merged with ERC Acquisition Corp. with ERC Acquisition Corp. being the surviving corporation and ERC Acquisition Corp. has changed its name to Eastern Resorts Corporation.

       5.22 Solvency. Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on the businesses in which it is engaged and the present fair saleable value of its assets is greater than the amount of its liabilities.

       5.23 Year 2000. Borrower has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment believes that it will be "Year 2000 Compliant" by December 1, 1999. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower are able to interpret, store, transmit receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Lender, Borrower shall provide to Lenders such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.

SECTION 6. COVENANTS

       6.1 Affirmative Covenants. For so long as any of Borrower's Obligations remain unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

              (a) Payment and Performance of Obligations. Borrower shall repay all of the Loan and all related amounts when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including, without limitation, all covenants, agreements, terms, conditions, and limitations contained in the Loan Documents, and will do all things necessary that are not prohibited by law to prevent the occurrence of any Default or Event of Default hereunder; and Borrower will maintain an office or agency in the State of New York where notices, presentations, and demands in respect of the Loan Documents may be made upon Borrower.

              (b) Maintenance of Existence, Qualification and Assets. Each Borrower shall at all times (i) maintain its legal existence; (ii) maintain its qualification, where required, to transact business and good standing in the State of New York and in any other jurisdiction in which it conducts business; and (iii) comply or cause its compliance with all Applicable Laws.

              (c) Maintenance of Insurance. Borrower shall ensure that each Applicable Underlying Borrower complies with all insurance requirements as set forth in the Applicable Underlying Loan Documents until all of Borrower's Obligations have been fully satisfied and that all required policies of insurance with premiums therefor being paid when due, are maintained and, promptly upon request by Lender shall deliver to Lender originals of insurance policies issued by insurance companies (together with paid premium invoices in respect thereof), in amounts, in form, and in substance, and with expiration dates, as required in the Applicable Underlying Loan Documents and containing waivers of subrogation rights by the insuring company, non-contributory standard mortgagee benefit clauses or their equivalents, and mortgagee loss payable endorsements in favor of and satisfactory to Lender.

       Borrower shall not waive any material insurance provision in any Applicable Underlying Loan Document without Lender's prior written consent.

              (d) Maintenance of Collateral. The applicable Borrower shall execute and deliver (or cause to be executed and delivered) to Lender all security agreements, financing statements, assignments, and such other agreements, documents, instruments, and certificates, and all supplements and amendments thereto, and take all such other actions, as Lender deems necessary or appropriate in order to maintain as valid, enforceable, and perfected first priority Liens and security interests (with the sole exception of the Debbie Reynolds Resort Loans and the Irish Resorts), all Liens and security interests in the Collateral and Applicable Underlying Loan Collateral granted to Lender by such Borrower to secure the Obligations. Borrower shall not grant extensions of time for the payment of (with the sole exception of the Debbie Reynolds Resort Loans), or compromise for less than the full face value or release in whole or in part, any Applicable Underlying Borrower, Applicable Underlying Guarantor, or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper, or document representing the Collateral.
              (e) Payment of Taxes and Claims. Borrower agrees to pay or cause to be paid, when due, all taxes and assessments of any kind imposed on or with respect to the Loan or any of the Loan Documents, or the Collateral, including but not limited to the Mortgaged Real Property and the Encumbered Intervals. Borrower shall make good faith inquiry on a regular basis to determine whether all such taxes and assessments have been paid. Borrower shall immediately notify Lender in writing of any failure to timely pay all taxes and assessments due. In the event that Lender determines (through notice from Borrower or otherwise) that any such taxes or assessments have not been paid when due, Borrower shall have thirty (30) days from receipt of a written request for payment from Lender to cause the required taxes to be paid. If such required taxes (and any applicable late charges, etc.) are not paid within such thirty (30) day period, Lender may, in its sole discretion, without any obligation to do so, choose to pay such taxes on behalf of Borrower or the Applicable Underlying Borrower, in which case Borrower shall pay Lender interest at the Default Rate on any amounts so advanced. In the event Lender elects not to pay the required taxes and the required taxes are not paid as set forth above, such failure shall constitute an Event of Default hereunder. Borrower shall pay, where applicable, or shall use its best efforts to cause the Applicable Underlying Borrower or Applicable Underlying Guarantor to pay all other charges and assessments levied against such Applicable Underlying Borrower, the Applicable Underlying Loan Collateral, or the Applicable Resort before any claim (including, without limitation, claims for labor, services, materials, or supplies) arises for amounts that have become due and payable.

              (f) Inspections. To the extent permitted by documents applicable to any Applicable Underlying Loan Collateral, Borrower shall, at any time and from time to time, upon reasonable notice and at the expense of such Borrower, including but not limited to the travel expenses of Lender's agents, ensure that the Applicable Underlying Loan Documents permit, or use its good faith commercially reasonable efforts to arrange for, Lender or its agents or representatives to inspect any Applicable Resort, any Applicable Underlying Loan Collateral, or any of each Borrower's assets, including but not limited to all documents, bank statements, and other records within each Borrower's possession, custody, or control, and to examine and make copies and abstracts thereof; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent certified public accountants (and by this provision, each Borrower authorizes said accountants to discuss with Lender, its agents or representatives, the affairs, finances, and accounts of each Borrower). Notwithstanding the foregoing provisions of this Section 6.1(f) to the contrary, Lender will make no more than two (2) such inspections per year in connection with any particular Applicable Underlying Loan unless an Event of Default hereunder has occurred. Lender agrees to use reasonable efforts not to interfere unreasonably with the Applicable Underlying Borrower's business operations in connection with any such inspections. Without limiting the foregoing, Lender shall have the right to make such credit investigations as Lender may deem appropriate, in its sole discretion, in connection with its review of any Applicable Underlying Loan Documents. The applicable Borrower shall make available to Lender all such credit and other information in such Borrower's possession or under its control or to which it may have access with respect to Applicable Underlying Borrowers and Applicable Underlying Guarantors as Lender may request.

              (g) Reporting Requirements. For so long as any of the Obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Lender in each case certified in writing by Borrower as true and correct, the following:

                     (i) Quarterly Financial Reports. As soon as available and in any event within forty-five (45) days following the end of each calendar quarter, unaudited statements of income and expense of Borrower for the quarterly period in question and balance sheets of each Borrower as of the last day of such calendar quarter, all in such detail and scope as may be reasonably required by Lender, prepared in accordance with GAAP and on a basis consistent with prior accounting periods, together with a one-page management summary. Equivest shall provide consolidated financial statements. Each quarterly financial statement of each Borrower shall be certified as true and correct by such Borrowers' chief financial officer, as appropriate;

                     (ii) Annual Audited Financial Reports. As soon as available and in any event within one hundred twenty (120) days after the end of each of calendar year or other fiscal year as may be applicable with respect to any Borrower (a "Fiscal Year"), statements of income and expense of such Borrower for the annual period ended as of the end of such Fiscal Year, and balance sheets of such Borrower as of the end of such Fiscal

Year, all in such detail and scope as may be reasonably required by Lender and prepared and audited by Firley, Moran, Freer and Eassa, P.C., or any other national independent certified public accounting firm acceptable to Lender in accordance with GAAP and on a basis consistent with prior accounting periods, together with a one-page management summary. Each annual financial statement of each Borrower shall be certified by such Borrower to be true, correct, and complete, and shall otherwise be in form acceptable to Lender;

                     (iii) Officer's Certificate. Each set of annual Financial Statements or reports delivered to the Lender pursuant to Sections 6.1(g)(i) and
(ii) hereof shall be accompanied by a certificate of the President or the Chief Financial Officer of the applicable Borrower, as appropriate, setting forth that the signers have reviewed the relevant terms of this Agreement (and all other agreements and exhibits between the relevant parties), have made, or caused to be made, under their supervision, a review of the transactions and conditions of such Borrower from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action such Borrower has taken or proposes to take with respect thereto;

                     (iv) Collateral Reports. As part of its monthly report package previously submitted to Lender in connection with any Applicable
Underlying  Loan that is secured in part by an  Inventory  Mortgage,  within ten
(10) days after the end of each month and within ninety (90) days after the end of each Fiscal Year, Borrower shall deliver to Lender, monthly and annually, as appropriate, a listing of each Applicable Underlying Loan, together with the payment and income status of each Applicable Underlying Loan and such other information concerning each Applicable Underlying Loan as Lender may specify;

                     (v) Audit Reports. Promptly upon receipt thereof, one (1) copy of each other report submitted to any Borrower by independent public accountants or other Persons in connection with any annual, interim, or special audit made by them of the books of such Borrower;

                     (vi) Notice of Default or Event of Default. Promptly upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default hereunder or any of the other Loan Documents, or a default or event of default pursuant to any of the Applicable Underlying Loan Documents, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto;

                     (vii) Notice of Claimed Default. Promptly upon becoming aware that the holder of any material obligation or of any evidence of material indebtedness of Borrower, any Applicable Underlying Borrower or Applicable Underlying Guarantor has given notice or taken any other action with respect to a claimed default or event of default with respect thereto, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action Borrower is taking or proposes to take with respect thereto;

                     (viii) Material Adverse Developments. Promptly upon becoming aware of any information, other than information relating to any litigation, investigation, proceedings or claims pending or threatened against any Borrower, that could materially and adversely affect such Borrower, any Applicable Underlying Borrower, any Applicable Underlying Guarantor, any Applicable Resort, any Applicable Underlying Loan Collateral, or all or any portion of the Collateral, including but not limited to the ability of such Borrower to perform its Obligations hereunder, such Borrower shall provide Lender with telephonic notice thereof, immediately followed by telecopied and mailed written confirmation, specifying the nature of such development or information and the anticipated effect thereof;

                     (ix)  Litigation  or  Investigations.  Within ten (10) days
after  the  end  of  each  month  a   statement   describing   any   litigation,
investigation, proceedings or claims pending or to Borrower's knowledge threatened against Borrower that could have a material adverse effect on Borrower's ability to perform its obligations under the Loan documentation (to the extent not previously disclosed to Lender unless there has been a material change in the status of such litigation, investigations, proceedings or claims previously disclosed to Lender in which case the previous disclosure shall be updated accordingly);

                     (x) Quarterly Meeting or Teleconference. Within ten (10) days after the end of each quarter (or on such other date specified by Lender) a meeting or teleconference with senior management of Borrower reviewing Borrower's operations and activities with Lender; and

                     (xi) Other Information. Borrower shall promptly deliver to Lender any other available information related to the Loan, the Collateral, the Applicable Underlying Loan Collateral, Borrower, the Applicable Resorts, the Applicable Underlying Borrowers, or the Applicable Underlying Guarantors as Lender may in good faith request.

              (h) Records. Borrower shall keep detailed accurate books and records of account in accordance with GAAP reflecting all financial transactions of Borrower with respect to the Applicable Underlying Loans.

              (i) Corporation Structure. Absent the prior written consent of Lender, which may be granted or withheld in Lender's sole and absolute discretion, Equivest shall remain the owner and holder of one hundred percent (100%) of the authorized, issued, and outstanding shares of stock of Resort Funding and Eastern and Eastern shall remain the owner and holder of one hundred percent (100%) of trhe membership interests of Eastern-LLC. Borrower shall not enter into any proxies, voting trusts, shareholder agreements, or similar arrangements for the purpose of vesting voting rights, authority, or discretion in any other Person, with the exception of the shareholder agreement with Perry Harris and any warrants and registration rights agreements with Lender; provided, however that Lender may enter into customary and reasonable incentive stock option agreements with present and future management with Lender's prior written consent, which consent shall not be unreasonably withheld.

              (j) Notices. Borrower shall notify Lender within five (5) Business Days of the occurrence of any event or if such Borrower becomes aware of such event after such five (5) Business Days, immediately upon becoming so aware (i) as a result of which any representation or warranty of Borrower contained in any Loan Document would be incorrect or materially misleading if made at that time;
(ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any other Loan Document; or (iii) which constitutes or, with the passage of time or notice or a determination by Lender would constitute, a Default or an Event of Default.

              (k) Other Documents. Borrower shall maintain to the satisfaction of Lender, and make available to Lender, accurate and complete files relating to the Pledged Notes Receivable and all of the other Collateral, and such files shall contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Pledged Notes Receivable, and all collection information and correspondence relating thereto.

              (l) Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates, and assurances as, in the judgment of Lender exercised in good faith, may be necessary or appropriate in order more effectively to evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Lender from time to time, upon written request by Lender, such documents, instruments, and other materials or items as Lender may reasonably require to evidence Borrower's compliance with the covenants set forth in this Section 6.1.

              (m) Expenses and Closing Fees. Whether or not the transactions contemplated hereunder are consummated, Borrower shall pay all reasonable expenses of Lender relating to negotiating, preparing, documenting, closing, and enforcing this Agreement and the other Loan Documents, including but not limited to:

                     (i) The cost of preparing, reproducing, and binding this Agreement, the other Loan Documents, and all exhibits and schedules thereto;

                     (ii) The fees and disbursements of Lender's and Borrower's counsel;

                     (iii)  Lender's out-of-pocket expenses;

                     (iv) All fees and expenses (including fees and expenses of Lender's counsel) relating to any amendments, waivers, consents, or subsequent closings or other transactions pursuant to the provisions hereof;

                     (v) All costs,  outlays,  legal fees, and expenses of every kind and character had or incurred in: (A) the interpretation or enforcement of any of the provisions of, or the creation, preservation, or exercise of rights and remedies under, any of the Loan Documents, including the costs of appeal;
(B) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Lender arising out of this transaction or the preservation or protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Lender of any legal proceedings instituted or threatened by any Applicable Underlying Borrower, Applicable Underlying Guarantor, or other Person to seek to recover or set aside any payment or set off theretofore received or applied by the Lender with respect to the Obligations as provided in this Agreement, and any and all appeals thereof; and (C) the advancement of any expenses provided for under any of the Loan Documents;

                     (vi) All fees and expenses of Lockbox Agent, if any, and Custodian;

                     (vii) All costs and expenses incurred by Lender under the Note, and all late charges payable under the Note; and

                     (viii) To the extent the same are not paid by an Applicable Underlying Borrower, all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Lender to conduct inspections or audits with the exception of the fees and expenses of the Servicing Agent. Without limiting any of the foregoing, Borrower shall pay the costs of Code and other searches, Code and other Loan Document recording and filing fees, and applicable taxes and premiums on each mortgagee policy of title insurance delivered to Lender pursuant to this Agreement, to the extent the same are not paid by an Applicable Underlying Borrower.

              (n) Indemnification of Lender. In addition to (and not in lieu of) any other provisions hereof or of any other Loan Document providing for indemnification in favor of Lender, Borrower hereby defends, indemnifies, and holds harmless Lender, its subsidiaries, other Affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants and attorneys as well as the respective heirs, personal representatives, successors, and assigns of any or all of them (hereinafter collectively referred to as the "Indemnified Lender Parties"), from and against, and agrees promptly to pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way, directly or indirectly, related or attributable to: (i) this Agreement, the other Loan Documents, the Commitment, the Collateral, the Applicable

Underlying Loan Documents, or the Applicable Underlying Loan Collateral; (ii) the transactions contemplated under any of the Loan Documents or the Applicable Underlying Loan Documents, including, without limitation, those in any way relating to or arising out of the violation of any Applicable Laws; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation or warranty of Borrower contained in this Agreement or any of the other Loan Documents (including, without limitation, any certification of Borrower delivered to Lender; (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible, or transfer taxes but excluding all franchise taxes, taxes on capital, gross receipts taxes and taxes imposed on net income, and any and all fees or charges that may at any time arise or become due prior to the payment, performance, and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of Borrower or an Applicable Underlying Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal, or presence on, under, or about any Applicable Resort of any Hazardous Materials (except to the extent that liability of the Indemnified Lender Party with respect to such matter would not exist but for the acts or omissions of such Indemnified Lender Party as determined in a final, non-appealable adjudication by a court of competent jurisdiction); (viii) the removal or remediation of any Hazardous Materials from an Applicable Resort required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Lender; (ix) claims asserted by any Person (including, without limitation, any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator, or administrative board in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under, or affecting any Applicable Resort; (x) the violation or claimed violation of any Environmen tal Laws in regard to an Applicable Resort; (xi) the preparation of an environmental audit or report on an Applicable Resort not to exceed one (1) per calendar year and premised upon the Lender's reasonable belief of the existence of a violation of Environmental Laws, whether conducted by Lender, Borrower, an Applicable Underlying Borrower, or another Person; (xii) the exercise by Borrower of any rights or remedies under the Applicable Underlying Loan Documents or any Applicable Laws; or (xiii) the exercise by Lender of any rights or remedies under this Agreement or any of the other Loan Documents. Such indemnification shall not give Borrower any right to participate in the selection of counsel for Lender or the conduct or settlement of any dispute or proceeding for which indemnifica tion may be claimed. The provisions of this Section shall survive the full payment, performance, and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect. Notwithstanding to foregoing, Borrower shall not indemnify and hold Lender harmless, as set forth herein in the event any liabilities, claims, demands, losses, damages, costs or expenses incurred by Borrower are as a direct result of Lender's gross negligence or willful misconduct with respect to the Loan or the Loan Documents.

              (o) Loan Servicing. The Servicing Agreement shall be in form and content satisfactory to Lender, in its sole discretion. Borrower may not terminate the Servicing Agreement without's Lender's prior written approval. The Servicing Agreement shall be cancelable by Lender immediately following the occurrence of an Event of Default. If the Servicing Agent is Borrower or an Affiliate of Borrower, no servicing fees shall be paid during or with respect to any period of time in which a Default or Event of Default hereunder exists.

              (p) Use of Borrower's Name. Borrower shall at all times during the term of the Loan permit Lender to use the name of Borrower or any of its Affiliates in any press release, advertisement, or other promotional material disseminated regarding the Loan.

              (q) Minimum Net Worth Requirement. Borrower agrees to maintain the Minimum Net Worth Requirement at all times during the term of this Agreement.

              (r) Minimum Quarterly Net Income Requirement. Borrower agrees to maintain the Minimum Quarterly Net Income Requirement at all times during the term of this Agreement.

              (s) Capital Structure. Borrower shall at all times during the term of the Loan maintain the capital structure described in and comply in all respects with Section 5.7 hereof.

       6.2 Right of Lender to Inspect Property. Lender, at any reasonable time and from time to time, shall be entitled to enter upon each Applicable Resort and to inspect the Financed Improvements and all materials to be used in the construction thereof, and Borrower shall cooperate and use its good faith commercially reasonable efforts to cause each Applicable Underlying Borrower and each General Contractor to cooperate with Lender during such inspections (including making available to Lender working copies of the Plans, together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections, and further provided that if no Event of Default exists hereunder, such inspections shall be limited to two (2) times per year in connection with each Applicable Resort.

       6.3 Negative Covenants. For so long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

              (a) Limitation on Other Liens/Further Encumbrances of Collateral. Without the prior written consent of Lender, which may be granted, withheld, or conditioned, in Lender's sole and absolute discretion, Borrower shall not create, incur, assume or permit to exist any Liens with respect to all or any portion of the Collateral (whether now existing or created hereafter) other than Permitted Liens and Encumbrances and those in favor of Lender.

              (b)  Restrictions  on  Transfers.   Borrower  shall  not,  without
obtaining the prior written consent of Lender (which consent may be given, withheld, or conditioned by Lender, in Lender's sole and absolute discretion), whether voluntarily or involuntarily, by operation of law or otherwise: (i) transfer, sell, pledge, convey, hypothecate, factor, or assign all or any portion of the Collateral (with the exception of existing participation lender's interests as set forth on Exhibit "D" attached hereto); (ii) lease or license any portion of the Collateral, or change the legal or actual possession or use thereof; or (iii) permit the dilution, transfer, pledge, hypothecation, or encumbrance of any of the stock of Borrower except in the case of Equivest, for reasonable and customary trading of Equivest stock in the public market or in connection with the satisfaction of the Obligations of the Transaction.

              (c) Use of Lender's Name. Without the prior written consent of Lender, Borrower will not, and will not permit any Affiliate to, use the name of Lender, of Credit Suisse First Boston Corporation, or of any other affiliate of Lender in any press release, advertising, or other promotional materials of any kind.

              (d)  Intentionally Omitted.

              (e)  Subordinated  Obligations.  Borrower  shall not,  directly or indirectly, make or permit any payment to be made in respect of any indebtedness, claims, rights, liabilities, or obligations, direct or contingent, to any of its shareholders or other Affiliates or their respective successors and assigns; provided, however, that for so long as no Default or Event of Default exists with respect to the Loan and payment of any such subordinated debt would not render any Borrower insolvent, such subordinated debt may be repaid under such regularly scheduled payment terms (as are approved in writing by Lender).

              (f) Name Change. Borrower shall not change its name, its chief executive office, or the locations at which it does business without providing Lender at least thirty (30) days' prior written notice thereof and executing, at Borrower's sole expense, such UCC-3 amendments and all other documents and instruments as Lender, in its sole discretion, deems reasonably necessary or appropriate in order to continue the perfection of its Lien in and to all of the Collateral; provided, however, that under no circumstances shall the name of Borrower ever include the word "Bennett" in it.

              (g) Collateral. Borrower shall not take any action (or permit or consent to the taking of any action) that might materially impair the value of all or any portion of the Collateral or any of the rights of Lender with respect to the Collateral, nor shall Borrower cause or permit any material amendment to or modification of the form or terms of any of the Pledged Notes Receivable, Applicable Mortgages, other Applicable Underlying Loan Documents, or any Applicable Timeshare Documents, including but not limited to the Applicable Declarations.

              (h) Dividends, Distributions and Similar Events. Except as disclosed in the documents described in Schedule A attached hereto and incorporated herein by this reference, Borrower shall not declare or pay any dividends, fees, expenses or other sums or make any distribution in cash or assets to Borrower's shareholders, or any Affiliate of any of the foregoing, or make any loans, salary advances or other payments (with the exception of reasonable and customary director's fees payable to directors of any Borrower and reasonable and customary salaries in accordance with existing employment agreements with officers or employees of Borrower) to (i) any shareholder, officer or director of Borrower (as appropriate), or (ii) any corporation, partnership or other enterprise directly or indirectly owned in whole or in part by any officer, director or shareholder of Borrower, or any Affiliate of any of the foregoing, except in the event such payments are paid directly to Lender (or to a Lockbox Agent for Lender) to be applied to the Loan; provided, however, Resort Funding may collect servicing fees from Eastern with respect to the servicing of Eastern receivables by Resort Funding and Resort Funding and Eastern are permitted to make payments to each other respectively in connection with certain permitted inter-company transactions. Any inter-company transaction in excess of $50,000 must be approved by Lender prior to the consummation of any such transaction.

              (i) No Amendment, Modifications. Borrower shall not materially amend, modify or assign to any other party any of the agreements or documents executed between Equivest and Eastern. These documents shall include, without limitation, all employment and compensation agreements, loan documents and any other agreements in existence prior to or concurrent with the Closing Date.

              (j) Transfer of Assets. Borrower shall not sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of any of its assets, except in the ordinary course of the Borrower's business for full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt.

              (k) Indebtedness. Borrower shall not create, incur, assume or in any manner become liable in respect to any indebtedness secured by the Collateral except for:

                     (i) normal trade debts incurred in the ordinary course of the Borrower's business;

                     (ii) the indebtedness evidenced by the Loan or in favor of Lender;

                     (iii) indebtedness outstanding on the date hereof and disclosed to the Lender in the financial statements referred to in Section ___; and

                     (iv) indebtedness used to repay the Loan or to pay any other Obligations to Lender.

              (l) Liens. Borrower shall not create, incur, assume or suffer to exist any lien, security interest or encumbrance of any kind upon any of the Borrower's property or assets, nor enter into any sale-leaseback arrangements, except for:

                     (i) liens securing the payment of taxes or assessments, either not yet due or the validity of which are being contested in good faith by appropriate proceedings so long as the Borrower is prosecuting such contest diligently, and as to which the Borrower has set aside on its books adequate reserves with respect thereto to the extent required by generally accepted accounting principles;

                     (ii) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                     (iii) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it will currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

                     (iv) liens in favor of the Lender (including but not limited to those securing the Obligations);

                     (v) reservations, exceptions, encroachments and other similar title exceptions or encumbrances affecting real properties, provided such do not materially detract from the use or value thereof as used by the owner thereof;

                     (vi) attachment, judgment and similar liens provided that execution is effectively stayed pending a good faith contest so long as the Borrower is prosecuting such contest diligently, and as to which the Borrower has set aside on its books adequate reserves to the extent required by generally accepted accounting principles;

                     (vii) liens created by purchase money security agreements or conditional sale agreements entered into in the ordinary course of business of the Borrower that do not in any single transaction secure more than Twenty Five Thousand and 00/100 Dollars ($25,000), provided that the aggregate of all such liens outstanding at any one time shall not exceed Two Hundred Thousand and 00/100 Dollars ($200,000);

                     (viii) liens created by purchase money security agreements or conditional sale agreements existing on the date hereof and disclosed to the Lender in the Financial Statements delivered to Lender prior to the Closing Date;

                     (ix) liens in existence on the date hereof which are listed and described on Exhibit "L" attached hereto and incorporated herein by this reference; and

                     (x) the replacement, extension or renewal of any liens existing on the date hereof.

              (m) Merger; Acquisition; Change of Status. Borrower shall not merge or consolidate with any company or enterprise, or acquire or purchase any other company or enterprise, or enter into any partnership, joint venture or otherwise substantially change its legal structure, or create any subsidiary, change the general character of its business as it is presently conducted, or dissolve or cease to be a going concern or sell substantially all of its assets, except that upon the written consent of Lender, any Borrower may merge with any one or more other Borrowers provided that one of the Borrowers is the surviving corporation.

              (n) Capital Structure. Borrower shall not alter or amend its capital structure or purchase, redeem or retire any of its shares or securities with the exception of Equivest's proposed public offering; provided, however, Borrower shall not issue any securities or options therefor which have the effect of diluting Lender's Warrants, including, without limitation, as part of any management, officer or director compensation package.

              (o) Ownership and Control. Borrower shall not suffer or permit a change (a) in the ownership of a majority of its voting stock, or (b) in the effective control over its management, except in connection with Equivest's proposed public offering.

              (p) Dealing with Affiliates. Except as disclosed in the documents described in Schedule A attached hereto, Borrower shall not enter into any transaction with an Affiliate (other than with any Borrower) except on terms no less favorable than if such transaction were an arm's length transaction with a non-affiliated Person, excluding, however, transactions existing on the date hereof. Any such dealing with Affiliates require the prior written consent of Lender, such consent not to be unreasonably withheld.

              (q) Investments, Loans, Advances, Guaranties and Contingent Liabilities. Borrower shall not make or permit to remain outstanding any loan or advance to any other Person; make or permit to remain outstanding any guarantee, endorsement or other contingent liability, direct or indirect, in connection with the obligations, stock or dividends of any other Person; own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person; provided, that, in the foregoing notwithstanding, any Borrower may:

                     (i) make and permit to remain outstanding any loans or advances in the ordinary course of Borrower's business of making loans and selling intervals;

                     (ii) own, purchase or acquire prime commercial paper rated P-1 by Moody's Investor Services, Inc. and A-1 by Standard and Poors Corporation, bankers acceptances of, and certificates of deposit in, the Bank or any other United Stated federally insured commercial bank, obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, all of the foregoing in each case to become due within one (1) year from the date of purchase;

                     (iii) make deposits and extensions of credit and endorse negotiable instruments for deposit or collection, all in the ordinary course of business; and

                     (iv) make and permit to remain outstanding any loans or advances to any other Borrower.

              (r) Limitations on Certain Contracts. Borrower shall not enter into, be a party to or permit:

                     (i) any contract providing for the making of loans, advances or capital contributions to any Person or for the purchase of any property from any Person, in each case in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, except in the ordinary course of Borrower's business;

                     (ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered;

                     (iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;

                     (iv) any contract for the sale or use of materials, supplies or other property or the rendering of services which requires that payment for such materials, supplies or other property, or the use thereof, or for such services shall be subordinated to any indebtedness of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services owed or to be owed to any other person or entity; or

                     (v) any other contract which, in the reasonable opinion of Lender, in economic effect is substantially equivalent to a guarantee.

              (s) Change in Business. Borrower shall not make any material change in the nature of its business as it is being conducted as of the date hereof.

              (t) Changes in Accounting. Borrower shall not change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

SECTION 7. EVENTS OF DEFAULT

       An "Event of Default" shall exist if any of the following occurs:

       7.1    The Loan.

              (a) Payment Default. If Borrower fails to make, as and when due, whether by acceleration or otherwise, any payment of principal and/or interest when the same is due. If Borrower fails to make, as and when due, any other payment obligation or other fees or amounts of any and every kind hereunder or pursuant to any of the other Loan Documents (other than a principal or interest payment) and such payment obligation remains unpaid for a period of five (5) days after the date such payment obligation is due.

              (b) Covenant Defaults. If Borrower fails fully and timely to perform or observe any non-monetary covenant or agreement contained in this Agreement or in any of the other Loan Documents and such failure continues for a period of thirty (30) days after notice of such failure is furnished by Lender; provided, however, that if Borrower commences to cure such failure to Lender's reasonable satisfaction within such thirty (30) day period but, because of the nature of such failure, cure cannot be completed within thirty (30) days, notwithstanding Borrower's good faith best efforts to do so, then, provided that Borrower diligently seeks to complete such cure, an Event of Default shall not be deemed to have occurred unless such failure continues for a total of sixty
(60) days after notice of such failure has been furnished by Lender as set forth above, provided that such failure does not (i) result in substantial financial hardship to Lender; or (ii) materially impair the value of all or any portion of the Collateral, as determined in the reasonable judgment of Lender. Notwithstanding the foregoing, Borrower shall not be entitled to any notice or cure rights if Borrower violates Section 6.1(q), 6.1(r) or any of the negative covenants set forth in Section 6.3 above.

              (c) Warranties or Representations. If any statement or representation made by or on behalf of Borrower in this Agreement, in any of the other Loan Documents, or in any document, instrument, certificate, opinion, or other item furnished pursuant to the Loan Documents, is false, misleading, or incorrect in any material respect as of the date made or reaffirmed; provided, however, that no Event of Default shall exist hereunder if such false, misleading, or incorrect statement or representation was made by or on behalf of Borrower in good faith reliance following diligent inquiry upon a document, instrument, certificate, opinion, or other item furnished to Borrower by or on behalf of an Applicable Underlying Borrower or an Applicable Underlying Guarantor.

              (d) Enforceability of Liens. If any Lien granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority Lien in favor of Lender encumbering the asset which it is intended to encumber, and Borrower fails to cause such Lien to become a valid, enforceable, first and prior Lien in a manner satisfactory to Lender, in its sole discretion, within ten (10) days after Lender delivers written notice thereof to Borrower with the sole exception of the Debbie Reynolds Resort Loans and any participation lenders' interests granted in certain Applicable Underlying Loans in as set forth on Exhibit "D" attached hereto.

              (e) Involuntary Proceedings. If a case is commenced or a petition is filed against Borrower under any Debtor Relief Law, a receiver, conservator, liquidator, or trustee of Borrower or of any material asset of Borrower is appointed by court order and such order remains in effect for more than ninety
(90) days, or if any material asset of Borrower is sequestered by court order and such order remains in effect for more than ninety (90) days.

              (f) Voluntary Proceedings. If Borrower voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect, consents to the filing of any petition against it under such law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due, or consents to or suffers the appointment of a receiver, trustee, liquidator, or conservator for it or any part of its assets.

              (g) Attachment; Judgment; Tax Liens. The issuance, filing, levy, or seizure against all or any portion of the Collateral or any assets of Borrower, of one (1) or more attachments, injunctions, executions, tax liens, or judgments for the payment of money cumulatively in excess of $25,000, that is not discharged in full or stayed within thirty (30) days after such issuance, filing, levy, or seizure.

              (h) Going Concern Reference. If any Borrower's annual audited financial statements required to be furnished to Lender, pursuant to Section 6.1(g) hereof, make a "going concern" reference or otherwise question such Borrower's continuing viability as a going concern.

              (i) Removal of Collateral. If Borrower conceals, removes, transfers, conveys, assigns, or permits to be concealed, removed, transferred, conveyed, or assigned, any of the Collateral in violation of the terms of any of the Loan Documents or with the intent to hinder, delay, or defraud its creditors or any of them, including, without limitation, Lender.

              (j) Other Defaults. If a material default or event of default occurs in connection with any other loans or financing arrangements that Borrower or any of their respective Affiliates may have with Lender, including but not limited to the Timeshare Receivables Purchase Facility, the Timeshare Construction Credit Facility, the Timeshare Receivables Hypothecation Facility or the Long Wharf Loan.

              (k) Material Adverse Change. If there occurs any material adverse change in the financial condition of Borrower.

              (l) Minimum Net Worth Requirement. Borrower's failure for any reason to satisfy the Minimum Net Worth Requirement.

              (m) Minimum Quarterly Net Income Requirement. Borrower's failure for any reason to satisfy the Minimum Quarterly Net Income Requirement.

              (n) Default by Borrower in Other Agreements. Any default by Borrower (i) in the payment of any indebtedness to Lender; (ii) in the payment or performance of other indebtedness for borrowed money or obligations in excess of $50,000 secured by all or any portion of the Collateral; or (iii) in the payment or performance of any other material indebtedness or obligations.

              (o) Violation of Negative Covenants. If either Borrower violates any negative covenant set forth in Section 6.3 hereof.

              (p) Insolvency. If either Borrower becomes insolvent or otherwise generally unable to pay its respective debts as and when they become due or payable.

       7.2    Applicable Underlying Loans.

              (a) Payment Defaults. If any Applicable Underlying Borrower (with the sole exception of the Debbie Reynolds Resort Loan Applicable Underlying Borrower) fails to make, as and when due, whether by acceleration or otherwise, any payment or mandatory prepayment of principal, interest, or other fees or amounts of any and every kind, pursuant to the Applicable Underlying Loan Documents, and such failure continues for a period of thirty (30) days after notice of such failure is furnished by Borrower to the Applicable Underlying Borrower, which notice shall be given by Borrower immediately upon the Applicable Underlying Borrower's failure to make the required payment.

              (b) Loss of Eligibility. A Pledged Note Receivable ceases being an Eligible Note Receivable for any reason.

              (c) Attachment; Judgment; Tax Liens. The issuance, filing, levy, or seizure against any Applicable Resort (with the sole exception of the Debbie Reynolds Resort Loan) of one or more attachments, injunctions, executions, tax liens, or judgments for the payment of money cumulatively in excess of $25,000, that is not discharged in full, stayed, fully bonded or dismissed within forty-five (45) days after such issuance, filing, levy, or seizure.

              (d) Applicable Timeshare Documents. If any Applicable Declaration or a timeshare regime created thereby at an Applicable Resort is amended, restated, or terminated without Lender's prior written consent.

              (e) Insolvency. If any Applicable Underlying Borrower or Applicable Underlying Guarantor becomes insolvent or otherwise generally unable to pay its respective debts as and when they become due or payable with the sole exception of the Debbie Reynolds Resort Loan Applicable Underlying Borrower.

              (f) Involuntary Proceedings. If a case is commenced or a petition is filed against and Applicable Underlying Borrower or Applicable Underlying Guarantor under any Debtor Relief Law, a receiver, conservator, liquidator, or trustee of such Applicable Underlying Borrower or Applicable Underlying Guarantor or of any material asset thereofis appointed by court order and such order remains in effect for more than forty-five (45) days, or if any material asset of an Applicable Underlying Borrower or and Applicable Underlying
Guarantor is sequestered by court order and such order remains in effect for more than forty-five (45) days.

              (g) Voluntary Proceedings. With the sole exception of the Debbie Reynolds Resort Loan Applicable Underlying Loan, if an Applicable Underlying Borrower or an Applicable Underlying Guarantor voluntarily seeks, consents to, or acquiesces in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect, consents to the filing of any petition against it under such law, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due, or consents to or suffers the appointment of a receiver, trustee, liquidator, or conservator for it or any part of its assets.

              (h) Material Adverse Change. If there occurs any material adverse change in the financial condition of any Applicable Underlying Borrower or Applicable Underlying Guarantor (with the sole exception of the Debbie Reynolds Resort Loan Applicable Underlying Borrower and Applicable Underlying Guarantor).

              (i) Enforceability. If any material term, provision, or condition of an Applicable Underlying Loan Document becomes invalid or legally unenforceable by Borrower and its successors and assigns, including Lender with the sole exception of the Debbie Reynolds Resort Loans.

              (j) Transfer of Property. Except for the sale of Encumbered Intervals in the ordinary course of an Applicable Underlying Borrower's business in accordance with the terms of the Applicable Underlying Loan Documents, and except for transfers due to involuntary condemnation which do not render an Applicable Resort useless for its intended purpose, if an Applicable Underlying Borrower, without Borrower's and Lender's prior written consent, sells, conveys, or further encumbers all or any part of its interest in the Applicable Resort or in any of the personalty located thereon or used or intended to be used in connection therewith. For purposes of this paragraph, an assignment, sale, or transfer shall also include the transfer of any stock of the Applicable Underlying Borrower other than to an existing shareholder thereof.

              (k) Lien Against Applicable Resort. Except for the Permitted Liens and Encumbrances or as otherwise specifically provided herein to the contrary, if Borrower or an Applicable Underlying Borrower grants any mortgage, Lien, or other encumbrance upon all or any portion of an Applicable Resort or any Applicable Underlying Loan Collateral other than in favor of Lender in connection with the Loan, provided that such mortgage, Lien, or other encumbrance has a material adverse effect upon the value of such Applicable Underlying Loan Collateral or all or any portion of the Collateral, unless approved by Lender in writing, in its sole and absolute discretion.

              (l) Title. If any violation or breach shall occur in any agreement, covenant, or restriction affecting title to all or any portion of an Applicable Resort, any Mortgaged Real Property, or any Encumbered Intervals, including but not limited to any Permitted Liens and Encumbrances, and such violation or breach is not cured within any time frame allowed under the Applicable Underlying Loan Documents, with the sole exception of the Debbie Reynolds Resort Loans.

       Notwithstanding the foregoing provisions of this Section 7.2 to the contrary, an Event of Default hereunder shall not be deemed to exist if within thirty (30) days following the occurrence of any of the Defaults set forth in this Section 7.2, Borrower pays Lender the total amount of that portion of the Advance made by Lender in respect of the Applicable Underlying Loan as to which such occurrence pertained, together with any accrued but unpaid interest thereon and any other amounts advanced by or otherwise owed to Lender in connection with such Applicable Underlying Loan. Promptly following its receipt of all such amounts, and provided that no Default or Event of Default then exists hereunder, Lender shall release its Lien against all Applicable Underlying Loan Collateral that secures the Applicable Underlying Loan in question.

SECTION 8.    REMEDIES

       8.1 Remedies Upon Default. Should an Event of Default occur, Lender may immediately take any one (1) or more of the actions described in this Section 8, all without notice to Borrower:

              (a) Acceleration. Declare the unpaid balance of the Loan, or any part thereof, immediately due and payable, whereupon the same shall be due and payable to Lender.

              (b) Termination of Lender's Obligation. Terminate Lender's further performance under this Agreement and/or any other document or instrument to which Lender and Borrower (or any other Affiliate of Borrower) are parties (if permitted pursuant to the terms of such documents), without further liability or obligation to Borrower, to the extent Lender shall deem appropriate, in its sole discretion, all without notice to Borrower.
[?]

              (c) Termination of Obligation to Grant Partial Releases. Cease granting or authorizing any Applicable Underlying Borrower partial releases from the Lien of an Applicable Mortgage if a default or event of default has occurred with respect to the Applicable Underlying Loan Documents.

              (d) Judgment. Reduce Lender's claim to judgment, foreclose, or otherwise enforce each and every assignment of an Applicable Mortgage and/or any other Lien or security interest in all or any part of the Collateral by any available judicial or other procedure under law. Lender's right to sue and recover a judgment, either before, after, or during the pendency of any proceeding for the enforcement of the Applicable Mortgage, and the right of Lender to recover such judgment shall not be affected by any taking, possession, or foreclosure sale hereunder or by the exercise of any other right, power, or remedy for the enforcement of the terms of the Applicable Mortgage or the foreclosure of the Lien thereof.

              (e) Sale of Collateral. Subject to the Custodial Agreement or to the rights of any participating lenders in the Applicable Underlying Loans as set forth on Exhibit "D" hereto, exercise all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral), including (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender that is reasonably convenient to both parties; (ii) enter upon any premises of Borrower and take possession of the Collateral; and (iii) sell the Collateral or any part thereof in one (1) or more parcels at public or private sale, at any of Lender's offices or elsewhere, at such time or times, for cash, on credit, or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay, or appraisal that it has or may have under any law now existing or hereafter enacted.

              (f) Retention of Collateral. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the total amount owed by the Borrower pursuant to the Loan Documents, in satisfaction of the Obligations, whenever the circumstances are such that Lender is entitled and elects to do so under applicable law, subject to the rights of any participating lenders in the certain Applicable Underlying Loans as set forth on Exhibit "D" attached hereto.

              (g) Purchase of Collateral. Subject to the Custodial Agreement or to the rights of any participating lenders in the Applicable Underlying Loans as set forth on Exhibit "D" attached hereto, buy all or any part of the Collateral at any public or private sale.

              (h) Exercise of Other Rights. Lender shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to Borrower, the right to continue to collect all payments made on the Pledged Notes Receivable and to apply such payments to the Obligations, subject to the Custodial Agreement or to the rights of any participating lenders in the Applicable Underlying Loans as set forth on Exhibit "D" attached hereto, and to sue in its own name as Applicable Underlying Borrower or other maker of any defaulted Pledged Note Receivable. Lender may also exercise any and all other rights or remedies afforded by any other Applicable Laws or by the Loan Documents or, in the name and stead of Borrower, the Applicable Underlying Loan Documents, as Lender shall deem appropriate, at law, in equity, or otherwise, including but not limited to the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or the Applicable Underlying Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents subject to the Custodial Agreement or to the rights of any participating lenders in the Applicable Underlying Loans as set forth on Exhibit "D" hereto. Subject to the rights of any participating lenders in certain Applicable Underlying Loans as set forth on Exhibit "D" hereto, Lender shall also have the right to require Borrower to assemble any of the Collateral not in Lender's possession, at Borrower's expense, and make it available to Lender at a place to be determined by Lender that is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of all or any portion of the Collateral or Applicable Underlying Loan Collateral and may enter any Applicable Resort or any of the premises of Borrower or an Applicable Underlying Borrower or wherever the Collateral or Applicable Underlying Loan Collateral shall be located, with or without process of law wherever the Collateral or Applicable Underlying Loan Collateral may be, and, to the extent such premises are not the property of Lender, to keep and store the same on said premises until sold (and if said premises be the property of Borrower,

Borrower agrees not to charge Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least sixty (60) days after sale or disposition of the Collateral or Applicable Underlying Loan Collateral).

       8.2 Notice of Sale. Subject to the Custodial Agreement or to the rights of any participating lenders in certain Applicable Underlying Loans as set forth on Exhibit "D" hereto, reasonable notification of the time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other Person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without advertisement or other notice of any kind. It is agreed that notice sent not less than ten (10) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this Section 8.2. Lender shall have the right to bid at any public or private sale on its own behalf. Out of money arising from any such sale, Lender shall retain an amount equal to all costs and charges, including attorneys' fees, that it has incurred or may incur for advice, counsel, or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, and advertising such Collateral for sale, selling same, and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied against the Obligations, and in the event of deficiency, Borrower shall remain liable to Lender. In the event of any surplus, such surplus shall be paid to Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for the protection and preservation of its Liens and security interests, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender, and the same shall be made a further charge and Lien upon the Collateral.

       In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of certain Collateral may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Lender may, subject to the Custodial Agreement or to the rights of any participating lenders is the Applicable Underlying Loans as set forth on Exhibit "D" hereto, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than two (2) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

       8.3 Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default, Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate Lender's further performance under this Agreement or any other agreement or agreements between Lender and Borrower or any Affiliate of Borrower, without further liability or obligation by Lender, and may also, subject to the rights of participating lenders in the Applicable Underlying Loans as set forth on Exhibit "D" attached hereto, at any time, appropriate and apply on any Obligations any and all Collateral in its, Custodian's, or Lockbox Agent's possession, custodian, or control any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice, or otherwise, shall absolve, release, or otherwise affect the liability of Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers, and remedies of Lender, but they shall, in all events, continue until all of the Obligations have been satisfied in full.

       8.4 Rights of Lender Regarding Collateral. In addition to all other rights possessed by Lender under the Loan Documents or otherwise, Lender, at its option, may from time to time after there shall have occurred an Event of Default, and for so long as such Event of Default remains uncured, in its sole discretion, subject to the Custodial Agreement or to the rights of any participating lenders in the Applicable Underlying Loans as set forth on Exhibit "D" hereto, take the following actions:

              (a) Transfer all or any part of the Collateral into the name of Lender or its nominee;

              (b)    Take control of the proceeds of any of the Collateral;

              (c) Extend or renew the Loan and grant releases, compromises, or indulgences with respect to the Obligations, any portion thereof, any extension, or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

              (d)  Exchange   certificates   or  instruments   representing   or
evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

       8.5 Delegation of Duties and Rights. Lender may perform any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents, or other representatives. To the maximum extent practicable in light of all relevant facts and circumstances, Lender will attempt to avoid any duplication of effort and cost to Borrower in connection with any such delegation on Lender's part.

       8.6 Lender Not in Control. None of the covenants or other provisions contained in this Agreement or in any other Loan Document shall give or be interpreted as giving Lender the right or power to exercise control over the affairs and/or management of Borrower.

       8.7 Waivers. The acceptance by Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercises thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor, and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Default, Event of Default, presentment, and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration, and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases, or changes.

       8.8 Cumulative Rights. All rights and remedies available to Lender under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to Lender under any of the Loan Documents, at law, or in equity, whether or not the Loan is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with or pursuant to the Loan Documents.

       8.9 Expenditures by Lender. Any amounts expended by or on behalf of Lender pursuant to the exercise of any right or remedy provided herein or available at law or in equity shall become part of the Obligations and shall bear interest at the Default Rate from the date of such expenditure until the date repaid.

       8.10 Diminution in Value of Collateral. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral or Applicable Underlying Loan Collateral, specifically including that which may arise from Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or contributing cause of any damage.

SECTION 9.   CERTAIN RIGHTS OF LENDER

       9.1 Protection of Collateral. Lender may, at any time and from time to time, take such actions as Lender deems necessary or appropriate to protect Lender's Liens and security interests in and to preserve the Collateral, and to establish, maintain, and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's Liens, security interests, and rights and will take such actions to preserve the Collateral and Lender's Liens, security interests, and rights as Lender may direct, including, without limitation, by promptly paying, upon Lender's demand therefor, all documentary stamp taxes or other taxes other than franchise taxes, taxes on capital, gross receipts taxes and taxes imposed on net income that may be or may become due in respect of any of the Collateral. All of Lender's expenses of preserving the Collateral and its Liens and security interests and rights therein shall be added to the principal amount of the Loan and secured by the Collateral.

       9.2 Performance by Lender. IF BORROWER FAILS TO PERFORM ANY AGREEMENT CONTAINED HEREIN, LENDER MAY ITSELF PERFORM, OR CAUSE THE PERFORMANCE OF, SUCH AGREEMENT, AND THE EXPENSES OF LENDER INCURRED IN CONNECTION THEREWITH SHALL BE PAYABLE BY BORROWER UNDER SECTION 9.5 BELOW. IN NO EVENT, HOWEVER, SHALL LENDER HAVE ANY OBLIGATION OR DUTY WHATSOEVER TO PERFORM ANY COVENANT OR AGREEMENT OF BORROWER OR ANY APPLICABLE UNDERLYING BORROWER CONTAINED HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS, ANY APPLICABLE UNDERLYING LOAN DOCUMENTS, OR ANY APPLICABLE TIMESHARE DOCUMENTS, AND ANY SUCH PERFORMANCE BY LENDER SHALL BE WHOLLY DISCRETIONARY WITH LENDER. THE PERFORMANCE BY LENDER OF ANY AGREEMENT OR COVENANT OF BORROWER OR ANY APPLICABLE UNDERLYING BORROWER ON ANY OCCASION SHALL NOT GIVE RISE TO ANY DUTY ON THE PART OF LENDER TO PERFORM ANY SUCH AGREEMENTS OR COVENANTS ON ANY OTHER OCCASION OR AT ANY TIME. IN ADDITION, BORROWER ACKNOWLEDGES THAT LENDER SHALL NOT AT ANY TIME OR UNDER ANY CIRCUMSTANCES WHATSOEVER HAVE ANY DUTY TO BORROWER OR TO ANY OTHER PERSON TO EXERCISE ANY OF LENDER'S RIGHTS OR REMEDIES HEREUNDER.

       ------------               -------------               -------------
         Initial                     Initial                      Initial

       9.3 No Liability of Lender. Lender is obligated to perform all covenants and obligations of Lender hereunder, subject to all of the terms, provisions, and conditions hereof and of the other Loan Documents. However, neither the acceptance of this Agreement by Lender nor the exercise of any rights hereunder by Lender shall be construed in any way as an assumption by Lender of any obligations, responsibilities, or duties of Borrower or any Applicable Underlying Borrower arising in connection with any Applicable Resort, all or any portion of the Collateral or Applicable Underlying Loan Collateral, under any Applicable Timeshare Documents, or under any Applicable Laws, or in connection with any other business of Borrower or the Collateral, nor shall it otherwise bind Lender to the performance of any obligations with respect to an Applicable Resort, the Collateral, or any Applicable Underlying Loan Collateral, it being expressly understood that Lender shall not be obligated to perform, observe, or discharge any obligation, responsibility, duty, or liability of Borrower or any Applicable Underlying Borrower with respect to any Applicable Resort, any of the Collateral, any of the Applicable Underlying Loan Collateral, under any of the Applicable Timeshare Documents, or under any Applicable Laws, including but not limited to appearing in or defending any action, expending any money, or incurring any expense in connection therewith. Without limiting the foregoing, neither this Agreement, any action or actions on the part of Lender taken hereunder nor the acquisition of the Pledged Notes Receivable and/or the other Collateral by Lender prior to or following the occurrence of an Event of Default shall constitute an assumption by Lender of any obligations of Borrower with respect to an Applicable Resort or such Collateral, or any documents or instruments executed in connection therewith, including but not limited to the Applicable Underlying Loan Documents, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower hereby agrees to indemnify, protect, defend, and hold Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs, and expenses, including, without limitation, attorneys' fees and court costs, asserted against or incurred by Lender by reason of, arising out of, or connected in any way with (i) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to an Applicable Resort or all or any portion of the Collateral or Applicable Underlying Loan Collateral; (ii) a breach of any certification, representation, warranty, or covenant of Borrower set forth in any of the Loan Documents; (iii) the ownership of the Pledged Notes Receivable, the other Collateral, and the rights, titles, and interests assigned hereby, or intended so to be; (iv) the debtor-creditor relationships between Borrower, on the one hand, and the Applicable Underlying Borrowers or Lender, as the case may be, on the other; or (v) the Pledged Notes Receivable, the Applicable Mortgages, or the management or operation of the Applicable Resorts. The obligations of Borrower to indemnify, protect, defend, and hold Lender harmless as provided in this Agreement are absolute, unconditional, present, and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity, or enforceability of any claim, demand, or suit from which Lender is indemnified. The indemnity provisions in this Section 9.3 shall survive the complete satisfaction of the Obligations and the termination of this Agreement and remain binding and enforceable against Borrower, together with its successors and assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs, and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, that might otherwise constitute legal or equitable discharges of its obligations hereunder. If a court of competent jurisdiction should determine that Borrower is entitled to recover damages from Lender for any reason or upon any cause, claim, or counterclaim, in connection with the Loan or the transactions provided for or contemplated pursuant to this Agreement or the other Loan Documents, Borrower stipulates and agrees that any such damages or awards shall be limited to the amount of the Warrants plus $150,000, or any portion thereof but only to the extent such $150,000 or any portion thereof is actually paid to Lender by Borrower at Closing, and in no event shall Lender be liable to Borrower for any other amounts, including, without limitation, consequential exemplary or punitive damages, all of which are hereby waived by Borrower. The Borrower agrees that the limitation on damages hereunder is reasonable under the circumstances existing at the time this Agreement is entered into and that the precise amount of damages is extremely difficult and impractical to calculate. Notwithstanding the foregoing, Borrower shall not indemnify or hold Lender harmless as set forth herein, in the event any liabilities, claims, demands, losses, damages, costs or expenses are as a direct result of Lender's gross negligence or willful misconduct with respect to the Loan or the Loan Documents.

       9.4 Right to Defend Action Affecting Security. Lender may, at Borrower's expense, appear in and defend any action or proceeding, at law or in equity, that Lender in good faith believes may affect the Liens or security interests granted under this Agreement, including, without limitation, with respect to the Pledged Notes Receivable, the Applicable Mortgages, the value of the Collateral, or Lender's rights under any of the Loan Documents.

       9.5 Expenses. All expenses payable by Borrower under any provision of this Agreement shall be Obligations of Borrower, and if paid by Lender, shall be repaid by Borrower to Lender, upon demand, and shall bear interest at the Default Rate from the date of payment of such expense(s) by Lender until repaid by Borrower.

       9.6 Lender's Right of Set-Off. As additional security for the payment, performance and discharge of the Obligations, Borrower hereby pledges to the Lender, grants the Lender a security interest in, and gives to the Lender a first priority lien upon and a right of set off against, all cash and other deposit balances now or hereafter arising in any of the Borrower's accounts with the Lender and all Collateral or proceeds thereof held by Lender.

       9.7 Right of Lender to Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any Person or entity, including, without limitation, any Applicable Underlying Borrower, for the payment of any of the Obligations and without affecting or impairing Lender's Lien and other rights in and to the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Lender may from time to time, without notice: (a) release any Person liable for the payment of the Loan; (b) extend the time or otherwise alter the terms of payment of the Loan; (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements; (d) alter, substitute, or release any property securing the Obligations; (e) realize upon any Collateral for the payment of all or any portion of the Loan as provided herein in such order and manner as it may deem fit; and/or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

       9.8 Assignment of Lender's Interest. Lender shall have the right to assign the Loan and all or any portion of its rights in or pursuant to this Agreement or any of the other Loan Documents to any subsequent holder or holders of the Note or the Obligations that assumes Lender's obligations hereunder and is a bank, pension fund, insurance company, or other institutional investor.

       9.9 Notice to Purchaser. Borrower authorizes Lender (but neither Lender, Servicing Agent nor Lockbox Agent shall be obligated) to communicate at any time and from time to time with any Applicable Underlying Borrower or any other Person primarily or secondarily liable under a Pledged Note Receivable with regard to the Lien of the Lender thereon and any other matter relating thereto, and by no later than the Closing Date, Borrower shall deliver to Lender notifications to the Applicable Underlying Borrowers executed in blank by Borrower and in form acceptable to Lender, pursuant to which the Applicable Underlying Borrowers (or other obligors) are directed to remit all payments in respect of the Collateral to Lockbox Agent or as Lender may otherwise require.

       9.10 Collection of the Notes. Borrower hereby directs and authorizes each Applicable Underlying Borrower and other Person liable for the payment of any Pledged Note Receivable, and promptly after the Closing Date, shall direct in writing each such Person, to pay each installment thereon to Lockbox Agent, pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from Lender or, at Lender's direction, from Borrower, after which such parties are and shall be directed to make all further payments on the Pledged Notes Receivable in accordance with the directions of Lender. Following the occurrence of an Event of Default, Lender shall have the right to require that all payments becoming due under the Pledged Notes Receivable be paid directly to Lender, and Lender is hereby authorized to receive, collect, hold, and apply the same in accordance with the provisions of this Agreement but shall provide Borrower with accountings of all such activity on at least as frequent a basis as Lockbox Agent was obligated to provide accountings to Lender and Borrower, pursuant to the Lockbox Agreement. In the event that following the occurrence of an Event of Default, Lender or Lockbox Agent does not receive any installment of principal or interest due and payable under any of the Pledged Notes Receivable on or prior to the date upon which such installment becomes due, Lender may, at its election (but without any obligation to do so), give or cause Lockbox Agent to give notice of such event of default to the defaulting party or parties, and Lender shall have the right (but not the obligation), subject to the terms of such Notes, to accelerate payment of the unpaid balance of any of the Pledged Notes Receivable in default and to foreclose each of the Applicable Mortgages securing the payment thereof, and to enforce any other remedies available to the holder of such Pledged Notes Receivable with respect to such event of default. Borrower hereby further authorizes, directs, and empowers Lender (and Lockbox Agent or any other Person as may be designated by Lender in writing) to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and, upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by Borrower, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts had been endorsed by Borrower.

       9.11 Power of Attorney. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place, and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in Section 9.10 above; (b) to demand and receive from time to time any and all property, rights, titles, interests, and Liens hereby sold, assigned, and transferred, or intended so to be, and to give receipts for same; (c) upon an Event of Default, to collect all rent, revenues, and income, pursuant to the terms of any Applicable Mortgage;
(d) from time to time, to institute and prosecute, in Lender's own name, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the property, rights, titles, interests, and Liens hereby sold, assigned, or transferred, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the said property, rights, titles, interests, and Liens; (e) upon an Event of Default, to change Borrower's post office mailing address; and (f) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 9.11 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Lender or all Obligations of Borrower have been paid in full.

       9.12 Relief from Automatic Stay, Etc. To the fullest extent permitted by law, in the event that Borrower shall make application for or seek relief or protection under the federal bankruptcy code (the "Bankruptcy Code") or any other Debtor Relief Laws, or in the event that any involuntary petition is filed against the Borrower under such Code or other Debtor Relief Laws and not dismissed with prejudice within forty-five (45) days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived by Borrower) be entitled to immediate relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents. In addition, in the event that relief is sought by or against Borrower under the Bankruptcy Code, Borrower agrees not to seek, directly or indirectly, in any ensuing bankruptcy proceeding, any extension of the exclusivity period otherwise available to a debtor under the Bankruptcy Code, including, without limitation, the exclusivity period provided for under
Section 1121(b) of the Bankruptcy Code.

       9.13 Investigations and Inquiries. Borrower hereby authorizes Lender to conduct such investigations and inquiries concerning Borrower, the Applicable Resorts, the Applicable Underlying Borrowers, the Applicable Underlying Guarantors, the Collateral, and the Applicable Underlying Loan Collateral as Lender shall, in its sole discretion, deems necessary or desirable in connection with its monitoring of the Loan and the Collateral therefor, and all such Persons of whom Lender may make such inquiry are empowered to cooperate with, and to provide all requested information to, Lender.

       9.14 Verification of Use. Lender shall be under no duty or obligation to ascertain the manner in which Borrower or any Applicable Underlying Borrower has used or will use the proceeds of the Loan or those of any Applicable Underlying Loan. Lender's sole obligation shall be to advance the proceeds of the Loan subject to, and in strict accordance with, the terms, provisions, and conditions of this Agreement and the other Loan Documents. Lender's obligation to fund the Loan is limited to the principal amount set forth herein and in the Note. Borrower is solely responsible for obtaining any other financing that may be necessary in order to enable it to fund the Applicable Underlying Loans or to repay the Loan on or prior to the Maturity Date. It is expressly understood that Lender has no responsibility or obligation whatsoever to provide to Borrower any further financing, whether in connection with the Applicable Underlying Loans or otherwise.

SECTION 10.   TERM OF AGREEMENT

       This Agreement shall continue in full force and effect, and the Liens and security interests granted hereby and the duties, covenants, and liabilities of Borrower hereunder, and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. Borrower expressly agrees that if Borrower makes a payment to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver, or any other party under any Debtor Relief Laws, state or federal law, common law, or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens and security interests provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

SECTION 11.   MISCELLANEOUS

       11.1 Notices. All notices, requests, and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Lender or Borrower. Each such notice, request, or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, and addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested; (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne, with all fees and charges prepaid, addressed as provided below; or (c) if given by any other means, when delivered at the address specified in this Section 11.1:

              If to Borrower:   Resort Funding, Inc.
                                Two Clinton Square
                                Syracuse, New York 13202
                                Attention:  Lisa M. Henson, Vice President

              With a copy to:   Resort Funding, Inc.
                                Two Clinton Square
                                Syracuse, New York 13202
                                Attention: Eric C. Cotton, Esq., General Counsel

              If to Borrower:   Equivest Finance, Inc.
                                Two Clinton Square
                                Syracuse, New York 13202
                                Attention: Eric C. Cotton, Esq., General Counsel

              If to Borrower:   Eastern Resorts Company, LLC
                                115 Long Wharf
                                Newport, Rhode Island 02840
                                Attention: R. Perry Harris

              If to Borrower:   Eastern Resorts Corporation
                                Two Clinton Square
                                Syracuse, New York 13202
                                Attn: Eric C. Cotton, Esq., General Counsel

              If to Lender:     Credit Suisse First Boston Mortgage Capital LLC
                                11 Madison Avenue
                                New York City, New York 10010-3629
                                Attention:  Michael C. Szwajkowski,
                                            Vice President

       11.2 Survival. All representations, warranties, covenants, and agreements made by Borrower herein, in the other Loan Documents, or in any other agreement, document, instrument, or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lender.

       11.3 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCU MENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES. BORROWER AND LENDER EACH HEREBY AGREES TO ACCEPT THE STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, AS HAVING PROPER JURISDICTION AND BEING THE PROPER VENUE FOR ANY LEGAL PROCEEDINGS ARISING OUT OF THE LOAN DOCUMENTS.

       11.4 Consent to Jurisdiction, Etc. The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the City of New York, State of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Note or any of the other Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment, provided that service of process is effected upon the Borrower in one of the manner specified in this
Section 11.4 or as otherwise permitted by law. The Borrower hereby irrevocably designates and appoints its registered agent in New York as the Borrower's authorized agent to receive on Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section 11.4 in any state or federal court sitting in New York, New York. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State of New York satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appoint and its agreement that such appointment shall be irrevocable. The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this
Section 11.4 by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address set forth herein, and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section 11.4. The Borrower irrevocably agrees that such service (a) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (b) shall, to the fullest extent permitted by law, be taken and held to the valid personal service upon the Borrower. Nothing in this Section
11.4 shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

       11.5 Limitation on Interest. Lender and Borrower intend to comply at all times with all applicable usury laws. All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid, or agreed to be paid to Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, of the Note, or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law that would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest"), including without limitation, prepayment fees and late charges, shall, to the maximum extent not prohibited by law, be deemed an expense, fee, premium, or penalty rather than interest. Lender hereby expressly disclaims any intent to contract for, charge, or receive interest in an amount that exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by Lender and Borrower expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

       11.6 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Any provision of this Agreement or any other Loan Document that is held to be illegal, invalid, or unenforceable in a particular Applicable
Jurisdiction shall remain valid and enforceable in all other Applicable Jurisdictions. Furthermore, in lieu of any such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement and/or the other Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

       11.7 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not transfer or assign any of its rights or obligations under this Agreement, the Commitment, or the other Loan Documents without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion. This Agreement and the transactions provided for or contemplated hereunder or under any of the other Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, the Commitment, or the other Loan Documents except as specifically set forth herein or otherwise provided in a written document signed by Borrower and Lender. In particular, Lender makes no representation and assumes no obligation as to third parties concerning the quality of the construction of the Financed Improvements by any Applicable Underlying Borrower or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claim, or loss, together with attorneys' fees and costs, resulting from the disbursement of Loan proceeds or from the condition of the Financed Improvements, whether related to the quality of construction or otherwise, and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and continue in full force and effect so long as the possibility of such liability or claim exists.

       11.8 Amendment. This Agreement (including all exhibits and schedules hereto) may not be amended or modified, and no term, provision, or condition hereof may be waived, except by a written instrument that is signed by all of the parties hereto.

       11.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one (1) or more counterparts hereof signed by Borrower and Lender.

       11.10 Lender Not a Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

       11.11 Release and Return of Notes Receivable. Subject to the rights of the participant lenders, in the event that all Obligations hereunder are fully satisfied, then within a reasonable time thereafter not to exceed thirty (30) days, Lender shall endorse the Pledged Notes Receivable, if appropriate, and deliver to Borrower such Pledged Notes Receivable, together with any other nonrecourse Collateral reassignment documents requested and prepared by Borrower, at Borrower's sole cost and expense, free and clear of any Liens or encumbrances by any Person claiming by, through, or under Lender.

       11.12 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

       11.13 Entire Agreement. This Agreement, the other Loan Documents and the Commitment, including the exhibits and schedules to them, comprise the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof (including but not limited to the Commitment, except as otherwise expressly provided herein), may not be changed or terminated orally or by course of conduct, and shall be deemed effective as of the Closing Date. The Commitment shall survive the Closing and in the event of a conflict between the Commitment on the one hand, and this Agreement and the Loan Documents on the other hand, the provisions of the Agreement and the Loan Documents shall be controlling.

       11.14 Litigation. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY, OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF BORROWER AND LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER'S COUNSEL, HAS REPRESENTED TO BORROWER, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       The waiver and stipulations of Borrower and Lender in this Section 11.13 shall survive the final payment or performance of all of the Obligations and the resulting termination of this Agreement.

       11.15 Incorporation of Exhibits and Schedules. This Agreement, together with all exhibits and schedules hereto and other documents incorporated herein by reference, constitute one (1) document and agreement that is referred to herein by the use of the defined term "Agreement." Such exhibits and schedules are incorporated herein as though fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

       11.16 Consent to Advertising and Publicity of Applicable Timeshare Documents. Borrower hereby consents that Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, consisting of the name and address of Borrower, the Loan's amount, and the Collateral therefor.

       11.17 Directly or Indirectly. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable, whether such action is taken directly or indirectly by such Person.

       11.18 Captions. Section captions have been included in this Agreement for convenience of reference only and should not be relied upon or used in interpreting the meaning or intent of any provision hereof.

       11.19 Gender. Words of any gender in this Agreement shall include each other gender, where appropriate.

       11.20 No Duty. All attorneys, accountants, appraisers, consultants, custodians, and other professionals retained by Lender in connection with the Loan shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any kind or nature whatsoever to Borrower or any other Person.

       11.21 Reimbursement for Taxes. Borrower will promptly, upon written demand from Lender, reimburse Lender for any taxes assessed against Lender by the State of New York or any subdivision thereof that is on account of or measured by the interest income received by Lender under the Pledged Notes Receivable and the Applicable Mortgages assigned to Lender pursuant to this Agreement or in any way imposed upon Lender in connection with the transactions contemplated hereunder, including, without limitation, any general intangible tax or documentary tax, excluding all franchise taxes, taxes on capital and net worth, gross receipts taxes, and taxes imposed on gross or net income.

       11.22  Submissions.

              (a) All documents, agreements, reports, surveys, appraisals, insurance policies, references, financial information, and other submissions required to be furnished by Borrower to Lender hereunder or pursuant to any of the other Loan Documents (collectively "Submissions") shall be in form and content satisfactory to Lender, in its sole discretion, and prepared at Borrower's or an Applicable Underlying Borrower's expense.

              (b) Lender shall have the prior right of approval of any Person responsible for preparing a Submission (a "Preparer") and may reject any Submission if Lender, in its sole discretion, believes that the experience, skill, or reputation of the applicable Preparer is unsatisfactory in any respect whatsoever.

              (c) All reports and appraisals required to be furnished by Borrower to Lender hereunder or pursuant to any of the other Loan Documents shall specifically be addressed to Lender and include the following statement:

       THE UNDERSIGNED ACKNOWLEDGES THAT CREDIT SUISSE FIRST
       BOSTON MORTGAGE CAPITAL LLC IS RELYING ON THE WITHIN
       INFORMATION IN CONNECTION WITH ITS ADVANCE TO BORROWER
       ON THE SUBJECT PROPERTY.

              (d) Whether or not expressly stated herein, all consents and approvals granted by Lender hereunder shall be valid and effective only if contained in a written document or instrument that has been signed by a duly authorized representative of Lender.

       11.23 Confidentiality. Each party hereto acknowledges and agrees that the material terms hereof and of the other Loan Documents are and shall remain strictly confidential. No party hereto shall ever disclose the material terms and provisions hereof without the express prior written consent of the other parties; provided, however, that the disclosure of the material terms and provisions of this Agreement to a party's shareholders, officers, directors, principals, attorneys, accountants, or lenders, or if required by law or subpoena, shall not constitute a breach of this Section 11.22. The parties hereto shall take all appropriate measures to prevent the inadvertent or unintentional disclosure of the material terms and provisions hereof.

       11.24 Borrower Acknowledgment. Borrower acknowledges and agrees that although Borrower and Lender (or its Affiliates) have discussed and are engaged in other transactions and relationships between them, including, without limitation, a public offering of stock of Equivest and the rendering of a fairness opinion, Lender is under no obligation to enter into any other agreement or perform any other services for Borrower except as expressly set forth in this Agreement. Any other transaction or relationship between Borrower and Lender (or Lender's Affiliates) shall be evidenced by other documentation, shall be separate and independent from the Loan and shall have no effect on Borrower's obligations to Lender with respect to the Loan or Lender's remedies under the Loan Documents. Borrower acknowledges and agrees that no discussions or oral agreements heretofore or hereafter occurring between Borrower and Lender (or its Affiliates) shall have any effect unless embodied in a written agreement executed by all parties. Further no other written agreement between the parties and their affiliates and the performance of the parties thereunder shall have any effect whatsoever on the Borrower's obligations or Lender's remedies under this Agreement and the Loan Documents. All requests for information, business plans and correspondence relating to the Loan shall be forwarded to David Arzi and Michael Szwajkowski, Credit Suisse First Boston Mortgage Capital LLC, 11 Madison Avenue, New York, New York 10010.

       ------------               -------------               -------------
          Initial                    Initial                      Initial

       11.25 Loans to Eastern Resorts Company, LLC. On or prior to the Closing Date, the loans from Resort Funding to Eastern Resorts Company, LLC shall be removed from the existing credit facilities between Lender and Resort Funding and Lender shall be paid all funds previously advanced to Resort Funding in respect thereof, together with any accrued but unpaid interest thereon.

       11.26 Consent by Lender. For purposes of Section 6.3(b) of the Loan and Security Agreement between Lender and Resort Funding dated November 14, 1997 and
Section 6.2(b) of the Loan and Security Agreement between Lender and Resort Funding dated February 11, 1998, Lender hereby consents to the Transaction and the Loan.

       11.27 Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE MATTERS CONTAINED HEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS.

       IN WITNESS WHEREOF, Borrower and Lender, have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                    BORROWER:

                                    RESORT FUNDING, INC., a Delaware
WITNESS:                            corporation



                                         By: /s/ Eric C. Cotton
                                             -----------------------------------
                                             Name:  Eric C. Cotton
                                             Title: Secretary


                                    EQUIVEST FINANCE, INC., a Florida
                                    corporation



                                         By: /s/ Richard C. Breeden
                                             -----------------------------------
                                             Name:  Richard C. Breeden
                                             Title: Chairman and CEO


                                    EASTERN RESORTS COMPANY, LLC,
                                    a Rhode Island limited liability company

                                    By:  EASTERN RESORTS
                                         CORPORATION, a Delaware
                                         corporation, its managing member



                                         By: /s/ R. Perry Harris
                                             -----------------------------------
                                             Name:  R. Perry Harris
                                             Title: President

                                    EASTERN RESORTS  CORPORATION,  a
                                    Delaware  corporation,  formerly
                                    known as ERC ACQUISITION  CORP.,
                                    a Delaware corporation



                                         By: /s/ R. Perry Harris
                                             -----------------------------------
                                             Name:  R. Perry Harris
                                             Title: President


                                    LENDER:

                                    CREDIT SUISSE FIRST BOSTON
                                    MORTGAGE CAPITAL, LLC, a Delaware
                                    limited liability company



                                         By: /s/ Michael C. Szwajkowski
                                             -----------------------------------
                                             Name:   Michael C. Szwajkowski
                                             Title:  Vice President